As filed with the Securities and Exchange Commission on December 31, 2009
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.
(Exact Name of Registrant as Specified in Its Charter)
(Translation of Registrant’s Name into English)

British Virgin Islands	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9 Dong San Huan Zhong Lu, Suite 1101
Chaoyang District, Beijing, 100020
P. R. China
(011) (8610) 8591-1829
(Address and Telephone Number of Registrant’s Principal Executive Offices)

George Kaufman
Chardan Capital Markets, LLC
17 State Street, Suite 1610
New York, New York 10004
(646) 465-9015
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Barbara A. Jones, Esq.
Joel Rubinstein, Esq.
McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
(212) 547-5400

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________________

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value $0.0001 per share, issuable on exercise of public warrants(1)	10,464,400	$5.00	(2)	$52,322,000.00	$3,730.56
Ordinary shares, par value $0.0001 per share(1)	2,983,488	$1.26	(3)	$3,759,194.88	$268.03
Insider warrants, each exercisable for one ordinary share(1)	1,820,000	$—		$—		(4)
Ordinary shares issuable on the exercise of insider warrants(1) (2)	1,820,000	$1.26	(3)	$2,293,200.00	$163.51
Units issuable on the exercise of the Unit Purchase Option (“UPO”)	300,000	$10.00		$3,000,000.00	$213.90
Ordinary shares included as part of the units issuable on exercise of the UPO(1)	300,000	—		—		(4)
Warrants included as part of the units issuable on exercise of the UPO (1)	300,000	—		—		(4)
Ordinary shares issuable on exercise of the underlying Warrants included as part of the units issuable on exercise of the UPO (1)	300,000	$7.50		$2,250,000.00	$160.42
Total				$63,624,394.88	$4,536.42

(1)
Pursuant to Rule 416 of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement also registers a currently indeterminate number of additional shares of our ordinary shares that may be issued to prevent dilution resulting from share splits, share dividends, recapitalizations or other similar transactions.

(2)	Pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate price per security represents the exercise price of the warrants.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average high and low prices of the ordinary shares, as reported on the OTC Bulletin Board on December 28, 2009.

(4)	No fee due pursuant to Rule 457(g) under the Exchange Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 31, 2009
Prospectus

China Networks International Holdings Ltd.
10,464,400 Ordinary Shares

This prospectus relates to the issuance by us of 10,464,400 ordinary shares, par value $0.0001 per share, of which:

•
8,044,400 are issuable upon the exercise of outstanding warrants originally issued in an initial public offering by Alyst Acquisition Corp. (“Alyst”), our immediate predecessor, pursuant to a prospectus dated June 29, 2007 (the “public warrants”);

•
1,820,000 are issuable upon the exercise of outstanding insider warrants (the “insider warrants”) issued by Alyst in a private placement to the original sponsors, officers and directors of Alyst, and their respective affiliates, and subsequently transferred to their current holders;

•	300,000 are issuable upon exercise of the units underlying the unit purchase option (the “UPO”), issued by Alyst to the representatives of the underwriters in Alyst’s initial public offering, each unit consisting of one ordinary share and one warrant to purchase one ordinary share, at an exercise price of $10.00 per unit; and

•	300,000 are issuable upon exercise of the warrants included as part of the units issuable on exercise of the UPO.

This prospectus also relates to the resale by selling security holders of:

•	1,820,000 outstanding insider warrants;

•	1,820,000 ordinary shares acquired upon exercise of the insider warrants;

•	2,983,488 ordinary shares acquired or received in connection with the consummation of our business combination with China Networks Media, Ltd., as described herein;

•	300,000 warrants included as part of the units issuable on exercise of the UPO;

•	300,000 ordinary shares included as part of the units issuable on exercise of the UPO; and

•	300,000 ordinary shares underlying the warrants issued as part of the units issuable on exercise of the UPO.

Each warrant entitles the holder to purchase one of our ordinary shares.  In order to obtain the shares, the holders of the warrants must pay an exercise price of $5.00 per share, except in the case of the warrants underlying the UPO which have an exercise price of $7.50 per share.  We will receive proceeds from the exercise of the warrants but not from the sale of the underlying ordinary shares.  We may redeem the warrants under certain circumstances at a price of $0.01 per warrant.  The insider warrants are exercisable on a cashless basis if we call the warrants for redemption and, in such event, we will receive no proceeds from their exercise.

Our ordinary shares and warrants are quoted on the OTC Bulletin Board under the symbols “CNWHF.OB”, and “CHNWF.OB”, respectively.  On December 28, 2009, the closing sale prices of the ordinary shares and warrants on the OTC Bulletin Board were $1.26 per share and $0.03 per warrant.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered ordinary before buying our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information that is different.

The information contained in this prospectus is correct as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares.  You should be aware that some of this information may have changed by the time this document is delivered to you.

China Networks International Holdings Ltd. is the successor of Alyst and is the surviving entity from the merger of Alyst and China Networks International Holdings Ltd. and the parent company of China Networks Media, Ltd.

The date of this prospectus is ●, 2010 .

TABLE OF CONTENTS

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	1
WHERE YOU CAN FIND ADDITIONAL INFORMATION	1
FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
RISK FACTORS	6
THE OFFERING	17
MARKET PRICE INFORMATION	17
USE OF PROCEEDS	18
CAPITALIZATION AND INDEBTEDNESS	18
DILUTION	19
DIVIDENDS	19
DESCRIPTION OF BUSINESS	20
DIRECTORS AND MANAGEMENT	32
SELLING SHAREHOLDERS	38
DESCRIPTION OF SECURITIES	42
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	47
PLAN OF DISTRIBUTION	52
LEGAL MATTERS	54
EXPERTS	54
DISCLOSURE ON COMMISSION POSITION ON SECURITIES ACT LIABILITIES	54

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” the information we file with or submit to it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with or submitted to the SEC will update and supersede this information. We incorporate by reference into this prospectus (i) the financial statements of China Networks Media, Ltd. (formerly known as China Networks Limited) (a development stage enterprise) as of December 31, 2008 and 2007, for the year ended December 31, 2008, and for the period from March 30, 2007 (inception) to December 31, 2007, appearing in our Registration Statement on Form S-4, as amended, File No. 333-157026, (ii) the financial statements of PRC TV Stations as at and for the periods ended December 31, 2008, December 31, 2007, December 31, 2006 and December 31, 2005, appearing in our Registration Statement on Form S-4, as amended, File No. 333-157026, (iii) the financial statements of China Networks Media, Ltd. for the three months ended March 31, 2009 and 2008, appearing in our Registration Statement on Form S-4, as amended, File No. 333-157026, (iv) the sections entitled “China Networks Media’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Alyst’s Management’s Discussion and Analysis or Plan of Operation,” appearing in our Registration Statement on Form S-4, as amended, File No. 333-157026, and (v) our Reports on Form 6-K, filed July 2, 2009 (except for the unaudited pro forma financial information contained therein), July 8, 2009, July 20, 2009, August 5, 2009, September 2, 2009 and November 6, 2009 (SEC File No. 001-34395).

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus.  Reports we file with or furnish to the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus.  All annual reports on Form 20-F subsequently filed with the SEC, and any reports on Form 6-K subsequently furnished to the SEC or portions thereof that we specifically identify in such Forms 6-K as being incorporated by reference into the registration statement of which this prospectus is a part, shall be considered to be incorporated into this prospectus by reference.  Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

You should rely only upon the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with any other information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Upon the written or oral request of any person, including a beneficial owner, to whom this prospectus is delivered, we will provide, at no cost, a copy of any or all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus.  Requests should be directed to:  China Networks International Holdings Ltd., c/o Chardan Capital Markets, LLC, 17 State Street, Suite 1610, New York, New York 10004, (646) 465-9015, Attention: George Kaufman.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain information, exhibits, schedules and undertakings set forth in the registration statement.  For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer.  In accordance with the Securities Exchange Act of 1934; as amended (the “Exchange Act”), we file reports with the SEC, including annual reports on Form 20-F which are required to be filed within six months following our fiscal year end.  Our fiscal year end is December 31 of each year.  We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders.  As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders.  In addition, our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Copies of this material are also available by mail from the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC ( www.sec.gov ).

FORWARD-LOOKING STATEMENTS

This prospectus contains and/or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not historical facts and are based on current projections about operations, industry conditions, financial condition and liquidity. Words such as “may,” “should,” “plan,” “predict,” “potential,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “may impact,” “on track,” and words and terms of similar substance identify forward-looking statements. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from these forward-looking statements.

Among the factors that could cause our actual results in the future to differ materially from any opinions or statements expressed with respect to future periods are competitive industry conditions, general economic conditions, risks relating to our operations in China and various other factors set forth under the heading “Risk Factors.”  We operate in a continually changing business environment, and new factors emerge from time to time.  We cannot predict such factors or assess the impact, if any, of such factors on our financial positions or results of operations. Accordingly, you are cautioned not to place undue reliance on such statements, which speak only as of the date of such statement.

All subsequent written and oral forward-looking statements concerning our business or other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  Except to the extent required by applicable law or regulation, we do not undertake any obligation to release publicly any revisions or updates to such forward-looking statements, whether as a result of new information, further developments or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of, or incorporated by reference in, this prospectus.  Because this is a summary, it is not complete and it does not contain all of the information that you should consider before investing.  You should read this entire prospectus carefully, including the information incorporated by reference herein, especially the risks described under the caption “Risk Factors” and our financial statements and related notes included herein, before making an investment decision.

As used in this section, “we”, “us”, “our”, “CNIH”, the “Company” and words of similar import refer to China Networks International Holdings Ltd. and, except where the context otherwise requires, our subsidiary, China Networks Media, Ltd., a private British Virgins Islands company with limited liability, which we individually refer to herein as “China Networks.”

Our Company

           We were incorporated in Delaware on August 16, 2006 as Alyst Acquisition Corp. (“Alyst”) in order to serve as a vehicle for the acquisition of an operating business in any industry, with a focus on the telecommunications industry, through a merger, capital stock exchange, asset acquisition or other similar business combination.  Our initial shareholders purchased 1,750,000 shares of common stock, par value $0.0001 per share (“Common Stock”), in a private placement.  On July 5, 2007, Alyst consummated its initial public offering (“IPO”) of 8,044,400 of its units (“Units”).  Each Unit consisted of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $5.00 per share.  Simultaneously with the consummation of the IPO, Alyst (i) consummated a private placement of 1,820,000 warrants to the original sponsors, officers and directors, and certain of their affiliates, of Alyst, each warrant entitled upon exercise to one share of Common Stock at an exercise price of $5.00 per share, and (ii) issued to the representatives of the underwriters in the IPO an option to purchase 300,000 of its units (the “UPO”) at an exercise price of $10.00 per unit.  The units issuable upon exercise of the UPO are identical to the Units, except that the exercise price of the underlying warrants is $7.50 per share.

On June 25, 2009, we completed a business combination pursuant to which Alyst merged with and into CNIH, its wholly-owned subsidiary, to effect its redomestication to the British Virgin Islands.  On June 26, 2009, China Networks Merger Co., Ltd., our wholly-owned British Virgin Islands subsidiary, merged with and into China Networks, resulting in China Networks becoming our wholly-owned subsidiary.  We refer to the foregoing transactions herein as the Business Combination, and the merger agreement pursuant to which the Business Combination was consummated as the Merger Agreement.  CNIH and its subsidiary, China Networks, are the surviving entities of the Business Combination.

Upon consummation of the Business Combination, CNIH had outstanding 12,773,688 ordinary shares, par value $0.0001 per share, 9,864,400 warrants, and the UPO for 300,000 units, each unit containing one ordinary share and one warrant.

Through China Networks, we provide broadcast television advertising services in the People’s Republic of China (“PRC”), operating joint-venture partnerships with PRC state-owned television broadcasters (“PRC TV Stations”) in regional areas of the country.  China Networks manages these regional businesses through a series of joint ventures and contractual arrangements to sell broadcast television advertising time slots and so-called “soft” advertising opportunities to local advertisers directly and through advertising agencies and brokers.  It also assists PRC TV Stations in selling advertising time slots and “soft” advertising opportunities to national advertisers, specifically by offering multi-region campaigns to maximize value and cut costs these national advertisers would otherwise face when dealing with individual stations on a station-by-station basis.  China Networks also provides advisory services to the PRC TV Stations to help optimize the impact that their program scheduling and content has on their key advertising demographics.  We believe that China Networks’ distinctive business model positions it to become one of the leading companies with a growing network of regional television advertising operations in the PRC.

On a pro forma basis, giving effect to the joint venture acquisition of the advertising operations of the PRC TV stations in Kunming and Taiyuan as if they had occurred on January 1, 2007, China Networks had combined audited carve-out revenue for the years ending 2007 and 2008 of approximately $17.7 million and $17.4 million, respectively, with net income of approximately $12.4 million and $8.9 million, respectively. As a combined entity, China Networks’ three-year compound annual growth rate, as measured by revenues, was 8.4% for 2006-2008.

China Networks’ strategy is to replicate this operating partnership model and seek other such joint venture partnership opportunities in other regions in the PRC and then introduce operating efficiencies and increase service offerings across its network of local joint venture companies. These efficiencies are expected to include reducing the costs associated with advertising delivery and designing more effective incentive structures to drive sales. In addition, China Networks is considering establishing strategic relationships with advertising agencies with an objective of exploiting unsold advertising inventory.

We are a foreign private issuer as defined under U.S. federal securities laws.  Our business is administered from the PRC, which is where our sole operations currently are.  Our principal executive offices are located at 9 Dong San Huan Zhong Lu, Suite 1101, Chaoyang District, Beijing, 100020, P. R. China and our telephone number is (011) (8610) 8591-1829.  We are currently developing an active website.

Public Shareholders’ Warrants

As of the effective time of the Business Combination, there were 8,044,400 public warrants outstanding.  Each warrant entitles the holder to purchase one ordinary share. In order to obtain the shares, the holders of the warrants must pay an exercise price of $5.00 per share. The warrants are exercisable and will expire on June 28, 2011, unless earlier redeemed.  We may redeem the warrants at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption if, and only if, the last sale price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

Insider Warrants

In connection with its IPO, Alyst issued 1,820,000 insider warrants to its sponsors, directors and officers, and certain of their affiliates, in a private placement.  Such warrants became exercisable into ordinary shares after September 27, 2009, the date that is 90 days after consummation of the Business Combination.  The insider warrants have terms and provisions that are identical to the public warrants, except that they may be exercised on a cashless basis if the warrants are redeemed at our option under the same conditions applicable to the public warrant holders and, at such time, are held by the initial holders.

Ordinary Shares

In connection with the consummation of the Business Combination: (i) the former class A preferred shareholders of China Networks received one ordinary share of CNIH for each class A preferred share of China Networks for an aggregate of 980,000 ordinary shares; and (ii) the representatives of the underwriters in Alyst’s IPO received an aggregate of 253,488 ordinary shares in lieu of payment of certain fees.  The 1,750,000 ordinary shares held by the former Alyst insiders are subject to a stock escrow agreement entered into at the time of issuance in 2006 and, unless such restrictions are modified or waived, such shares are not transferrable until the earlier or June 19, 2010, the date that is 12 months following the consummation of the Business Combination, or the consummation of a merger, business combination, liquidation or similar transaction (subsequent to the Business Combination) which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

UPO

In connection with Alyst’s IPO, an option to purchase up to a total of 300,000 units was issued to representatives of the underwriters, for $100.  The units issuable upon exercise of the option are identical to the units issued to the public in the IPO, except that the exercise price of the underlying warrants is $7.50 per share.

The Offering

Shares Offered by the Company Upon Exercise of Outstanding Warrants	10,464,400 ordinary shares, par value $0.0001 per share, of which:

• 8,044,400 shares are issuable upon the exercise of outstanding public warrants originally issued in an initial public offering by Alyst pursuant to a prospectus dated June 29, 2007;

• 1,820,000 shares are issuable upon the exercise of outstanding insider warrants originally issued in a private placement in connection with Alyst’s initial public offering;

• 300,000 are issuable upon exercise of the units underlying the unit purchase option (the “UPO”), issued by Alyst to the representatives of the underwriters in Alyst’s initial public offering, each unit consisting of one ordinary share and one warrant to purchase one ordinary share, at an exercise price of $10.00 per unit; and

• 300,000 are issuable upon exercise of the warrants included as part of the units issuable on exercise of the UPO.

Securities Offered for Resale by Selling Securityholders	1,820,000 outstanding insider warrants;

300,000 warrants included as part of the units issuable on exercise of the UPO; and

5,403,488 ordinary shares, of which:

• 1,820,000 shares are issuable upon exercise of the insider warrants;

• 2,983,488 shares were acquired or received in connection with the consummation of the Business Combination;

• 300,000 ordinary shares included as part of the units issuable on exercise of the UPO; and

• 300,000 ordinary shares underlying the warrants included as part of the units issuable on exercise of the UPO.

Warrant Exercise Price	$5.00 per share, except for each warrant underlying the UPO which is $7.50 per share. The insider warrants may be exercised on a cashless basis if we call the warrants for redemption.

Ordinary Shares Outstanding as of December 28, 2009	12,927,888 ordinary shares.

Ordinary Shares to be Outstanding Assuming Exercise of All of the Outstanding Public and Insider Warrants	23,392,288 ordinary shares.

Use of Proceeds
We will receive up to an aggregate of $54,572,000 from the exercise of the public warrants, insider warrants, UPO and warrants underlying the UPO, if they are exercised in full and no warrants are exercised on a cashless basis.  We expect that any net proceeds from the exercise of these securities will be used for general corporate purposes.  We will not receive any proceeds from the resale of any of the securities covered by this prospectus.

OTC Bulletin Board Trading Symbols:

Ordinary Shares	CNWHF.OB.

Warrants	CHNWF.OB.

Please see “Risk Factors” beginning on page 6 of this prospectus.

RISK FACTORS

You should consider carefully the following risk factors as well as other information in this prospectus or incorporated by reference in this prospectus before investing in any of our securities. If any of the following risks actually occur, our business, operating results and financial condition could be adversely affected. This could cause the market price of our securities to decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our business substantially depends on the television stations that China Networks partners with.

Through our subsidiary, China Networks, we provide broadcast television services in the People’s Republic of China (‘‘PRC’’), operating in partnership with two local state-owned enterprises (‘‘SOE’’) in the cities of Kunming and Taiyuan which have been authorized by the PRC government to control the distribution of broadcast TV services (collectively, “PRC TV Stations”).  China Networks relies heavily on its access to advertising time slots on the PRC TV Stations to broadcast clients’ advertisements.  Any unfavorable change in the PRC TV Stations’ advertising model, any changes that adversely affect their market position or any limitation on China Networks’ access to desired television advertising time slots would materially adversely affect its results of operations and financial position.

The PRC TV Stations are the sole television networks for which China Networks currently sells advertising time and are owned by the Chinese government.  As a result, the PRC TV Stations enjoy certain favorable governmental support that might not be available to privately owned networks. For example, the government mandates that the PRC TV Stations be broadcast in their local regions.  The PRC TV Stations also face increasing competition from other regional and national television networks that strive to offer more attractive television programs to compete with the PRC TV Stations for television audiences. If the PRC TV Stations fail to compete successfully against these other networks, they may lose market share. Any changes that could potentially erode the PRC TV Stations’ market position, such as relaxation of media control by the government or inadequate response to competition from other networks by the PRC TV Stations, could in turn reduce the attractiveness of China Networks’ advertising offerings and materially adversely affect its results of operations and financial position.

Television advertising in China faces significant competition from existing and new competitors, and if we do not compete successfully against them, we may lose market share and our profitability may be materially harmed.

The advertising industry in China is intensely competitive and highly fragmented.  We compete with other industry participants mainly on the basis of service quality, available advertising time slots, price, reputation and relationships with television networks. China Networks faces significant competition in selling advertising space to advertisers and their advertising agencies mainly from other media sales companies that have dedicated relationships to particular PRC TV Stations and/or companies that broker timeslots from those stations. At the national level, these include such companies as SinoMedia Holding Limited, Walk-on Advertising Co. Ltd., China Mass Media International Advertising Corporation and Charm Communication Group. At the local level, China Networks competes with other local television stations in the region on the basis of desirability of time slots offered, television network coverage, service quality, brand name and pricing.

In addition, in securing further media resources through joint venture or other contractual relationships, we face competition from other media sales companies and/or advertising agencies who could become our competitors for media resources on other stations.  We also face competition from new entrants in the television advertising sector, including the wholly foreign-owned advertising companies that have been allowed to operate in China since December 2005, which exposes us to increased competition from advertising media companies with greater financial and other resources than us.

Television advertising in China competes against other forms of advertising media and advancing technology, and if we do not adapt successfully, we it may lose market share and our profitability may be materially harmed.

Television advertising, upon which we depend for our business, competes with other forms of advertising media for overall advertising spending, such as

•	radio,

•	newspapers,

•	magazines,

•	the Internet,

•	indoor or outdoor flat panel displays,

•	billboards and

•	public transport advertising.

According to ZenithOptimedia, advertising spending in media other than television collectively accounted for approximately 60.7% of total advertising spending in China in 2007. In particular, the Internet is becoming increasingly popular as an alternative advertising medium among advertisers.

In addition, technology in television, video, data services and other media used in the entertainment industry is changing rapidly, and advances in technology have led to alternative methods of content delivery and storage, including in the case of cable television, a significantly expanded menu of channel offerings. Certain changes in the behavior of television viewers driven by these methods of delivery and storage could have a negative effect on television advertising revenues. For example, devices that enable users to view television programs on a time-delayed basis or allow them to fast-forward or skip advertisements may cause changes in consumer behavior that could adversely affect the advertising revenues of television networks and China Networks’ results of operations.

Advertising clients periodically review and change their advertising or marketing models and strategies, and if we fail to adapt quickly to such changes, we may be unable to attract advertisers and increase the demand for our services.

Advertising service contracts with clients are generally entered into on a short-term and non-exclusive basis. A client’s decision to place its advertisements with China Networks is affected by a number of factors, including:

•	the desirability of time slots it offers on the relevant PRC TV Stations;

•	the extent of television network coverage provided;

•	the service packages and pricing structure offered; and

•	the client’s perception of the effectiveness and quality of its services.

If China Networks fails to retain its existing clients or increase advertisers’ awareness and utilization of its services, or to formulate attractive service packages and pricing structures to attract new clients, demand for our services will not grow and may even decrease. Advertisers might be unwilling to seek time slots from China Networks or to pay the levels of advertising fees it requires to generate profits, which could materially and adversely affect our ability to increase revenues and profitability.

China Networks has a very limited operating history, which may make it difficult for you to evaluate our business, financial performance and prospects.

In 2008, China Networks established certain equity joint ventures with PRC TV Stations through its wholly-owned Hong Kong subsidiary, Advertising Networks Ltd. (“ANT”). ANT established an equity joint venture under the name of Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”) with China Yellow River TV Station in Shanxi Province in June 2008; and ANT established an equity joint venture under the name Kunming Taishi Information Cartoon Co., Ltd. (“Kunming JV”) with Kunming TV Station in Yunnan Province in July 2008 (Taiyuan JV and Kunming JV are collectively referred to as the “JV Tech Cos”).  The respective historical operating results of the Kunming and Taiyuan TV stations’ advertising operations may not provide a meaningful basis for evaluating China Networks’  business, financial performance and prospects, particularly in view of the fact that the networks comprising the operations of China Networks have historically been operated independently.

China Networks also faces numerous risks, uncertainties, expenses and difficulties frequently encountered by companies at an early stage of development. Some of these risks and uncertainties relate to its ability to:

•	develop new customers or new business from existing customers;

•	expand the technical sophistication of the products it offers;

•	respond effectively to competitive pressures; and

•	attract and retain qualified management and employees.

We cannot predict whether we will meet internal or external expectations regarding future performance. If we are not successful in addressing these risks and uncertainties, our business, operating results and financial condition may be materially adversely affected.

China Networks may encounter difficulties in expanding into other regional television networks, which may materially and adversely affect our business, financial condition and results of operations.

One important element of our strategy is to expand our presence into other regional television networks. Implementation of this strategy will be subject to many risks, including, but not limited to, the following:

•	China Networks has no track record in obtaining advertisement resources from other regional television networks;

•	There is expected to be intense competition from advertising companies that are already well-established in those markets;

•	China Networks may not be able to accurately assess and adjust to the consumer tastes, preferences and demands in the relevant regional markets; and

•	We may not be able to generate enough revenue to offset our costs.

These and other risks may make our expansion into other regional television networks unsuccessful. In addition, implementing this strategy may require us to devote significant resources to promoting advertising time slots on such regional television networks, which may divert management’s attention from our existing business. If China Networks is not successful in expanding into other regional television networks, our business, financial condition and results of operations may be materially and adversely affected.

We will need additional capital to fund the growth of our business and meet our existing financial obligations, and may not be able to secure needed capital on acceptable terms or at all.

Capital requirements are difficult to plan in the rapidly changing advertising industry.  We have significant outstanding obligations resulting from the Business Combination, including in relation to China Networks’ partnerships in China.  We will require significant sums from our operations or third parties to meet these obligations, unless we are able to restructure some or all of our obligations on acceptable terms.  In addition, we will need additional capital to grow our business and expand our operations in China.  For example, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. Furthermore, if we incur more debt, we will be liable for increased debt service costs and might have to agree to operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on commercially acceptable terms is subject to significant risks and uncertainties, including:

•	investors’ perception of, and demand for, our securities;

•	prevailing conditions in the global financial and capital markets in which we will seek to raise funds;

•	the future results of operations, financial condition and cash flows of China Networks;

•	PRC governmental regulation of foreign investment in advertising companies in China;

•	PRC governmental policies relating to foreign exchange; and

•	economic, political and other conditions in China.

Any failure to raise additional funds when needed, or to restructure existing obligations, could limit our ability to expand or develop our operations to respond to market demand or competitive challenges.

Our business may be adversely affected by unforeseen events or natural disasters that are beyond our control, such as the 2008 earthquake in Sichuan Province, or the global financial crisis.

Our business may be adversely affected by certain events, natural disasters beyond our control, such as the magnitude 8.0 earthquake that struck Sichuan Province in May 2008, or the global financial crisis. Many television stations in China significantly changed their programming after the earthquake to broadcast developments and rescue operations relating to the earthquake. All television channels in China ceased to broadcast any advertisements during a three-day national mourning period from May 19, 2008 to May 21, 2008. Certain television advertisements with content that was deemed to be inappropriate for broadcast during coverage of this tragic event were suspended in May and June 2008. Such unforeseen natural disasters may adversely affect advertisement spending of our clients which in turn may adversely affect our sales and results of operations.

China Networks may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

China Networks places advertisements provided by advertising clients on television. In doing so, it may employ information, software programs, technology or equipment supplied by other parties, to which such parties may not have intellectual property rights. Some of its existing contracts with advertising clients do not provide indemnity for any intellectual property infringement claims relating to the advertisements provided.  We cannot be certain that our operations or any aspects of our business do not or will not infringe upon patents, copyrights or other intellectual property rights held by third parties. Although we are not aware of any such claims, we may become subject to legal proceedings and claims from time to time relating to the intellectual property rights of others. If we are found to have violated the intellectual property rights of others, we:

•	may be subject to liability for infringement activities or may be prohibited from using such intellectual property;

•	may incur licensing fees or be forced to develop alternatives;

•	may incur significant expenses; and

•	may be forced to divert management’s time and other resources from our business and operations to defend against these third-party infringement claims, regardless of their merits.

Successful infringement or licensing claims may result in significant monetary liabilities and may materially disrupt China Networks’ business and operations by restricting or prohibiting the use of the intellectual property in question.

ANT is currently in default under its equity joint venture contract with Kunming TV Station, and, if an agreement is not reached to extend ANT’s payment obligations under such contract, the Kunming JV may terminate, which may materially and adversely affect our business, financial condition and results of operation.

In May 2008, ANT entered into an Equity Joint Venture Contract Of Kunming Taishi Information Cartoon Co., Ltd. with Kunming TV Station (the “Kunming Agreement”), pursuant to which ANT was obligated to make a capital contribution in the amount of approximately $11 million to the Kunming JV on July 17, 2009.  ANT has failed to make such payment and, pursuant to the terms of the Kunming Agreement, it is possible Kunming TV Station may declare ANT to be in breach of the agreement and dissolve the Kunming JV.  Although we are currently in negotiations with Kunming TV Station to amend the Kunming Agreement and extend ANT’s payment obligations, there is no assurance that any such agreement will be reached.  A termination of the Kunming JV, and any liability, if any, resulting from a breach of the Kunming Agreement, may materially and adversely affect our business, financial condition and results of operation.  In addition, a termination could make it more difficult to obtain financing from other sources in the future.

China Networks is currently faced with a lawsuit from one of our noteholders, the litigation and outcome of which may be detrimental to our financial condition.

On September 3, 2009, Alpha Capital Anstalt, one of our noteholders and selling shareholders, filed a complaint against China Networks in the Supreme Court of the State of New York, County of New York, alleging that China Networks defaulted on a promissory note made by China Networks and payable to Alpha Capital in the principal amount of $999,650.  The complaint alleges that the note was payable in full, together with all accrued interest, on July 10, 2009, which represents the tenth business day following the closing of the Business Combination.  The complaint seeks damages in the amount of $1,168,591, which represents the principal and accrued interest due and owing as of August 24, 2009, plus a late fee in the amount of $55,647 with interest accruing thereafter at a rate of 12% per annum.  Although we are currently working with Alpha Capital to reach an agreement outside of court, there is no assurance that such an agreement will be reached and it is possible that Alpha Capital will continue to litigate this matter in court. An adverse judgment would be detrimental to our financial condition.  In addition, the pendency of the claim brought against China Networks, with or without merit, could make it more difficult to obtain financing from other sources in the future.

We depend on the services of key personnel, in particular Mr. Li Shuangqing, our chairman and chief executive officer, and our business and growth prospects may be severely disrupted if we lose his services.

Mr. Li Shuangqing, our chairman and chief executive officer, has led China Networks since its establishment. Our business and operations depend to a significant extent on his business vision, industry expertise, experience with business operations and management skills, as well as his relationships with television stations, many key clients and employees. We do not maintain key-man life insurance for Mr. Li Shuangqing.  If he becomes unable or unwilling to continue in his present position, it may not be possible to replace him in a timely manner or at all, which would have a material adverse effect on our business and growth prospects.

If we fail to maintain an effective and adequate sales and marketing team, our sales and revenues could materially decrease.

China Networks depends on its sales personnel to increase advertisers’ awareness, acceptance and utilization of its services, which are crucial to our revenues, business and growth. China Networks currently has 23 employees directly engaged in sales. Consistent with the industry norm, China Networks typically experiences a high turnover rate among sales personnel, and there can be no assurance that our current sales personnel will remain effective or loyal.  We face intense competition for experienced sales personnel both from direct competitors and other advertising and media companies. Furthermore, we will need to continue expanding our sales force if our business continues to grow.  We may not be able to hire, retain, integrate or motivate an adequate number of qualified new sales personnel as we grow our business, which could disrupt our business and cause revenues to materially decrease.

The independent auditor’s opinion on China Networks’ financial statements for the year ended December 31, 2008 includes an explanatory paragraph to their audit opinion stating that there are certain conditions that raise substantial doubt about China Networks’, and therefore our, ability to continue as a going concern.

Our continued operations are contingent on our ability to raise additional capital and obtain financing and success in future operations. If we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital, we may have to substantially curtail our operations and business plan. If we do not achieve sufficient revenues to meet our future obligations, we may seek to sell additional equity or debt securities or obtain a credit facility. We may be unable to obtain additional financing using any of these methods. These conditions raise substantial doubt about our ability to continue as a going concern. However, the financial statements for China Networks do not include any adjustments that might result if we are unable to continue our business. The report of China Networks’ independent auditors for the year ended December 31, 2008 states that China Networks’ incurrence of net loss, working capital deficit and dependence on borrowings from related parties raises substantial doubt about its ability to continue as a going concern. Until such time we receive additional debt or equity financing, there is a risk that our auditors will continue to include a going concern provision in their reports.

Risks Relating to China Networks’ Structure

China Networks exercises voting and economic control over Hetong pursuant to contractual agreements among the Hetong shareholders, the JV Tech Cos and ANT that may not be as effective as direct ownership.

As a result of the contractual agreements entered into between ANT and the shareholders of Hetong, ANT controls and is considered the primary beneficiary of Hetong, and is entitled to consolidate the financial results of Hetong, which includes Hetong’s 50% economic interest in the financial results of Kunming Kaishi Advertising Co., Ltd. and Taiyuan Guangwang Hetong Advertising Co., Ltd. (collectively, the “JV Ad Cos”). While the terms of these contractual agreements are designed to minimize the operational impact of governmental regulation of the media, cultural and telecommunications industries in the PRC, and provide ANT with voting control and the economic interests associated with the stockholders’ equity interest in Hetong, they are not accorded the same status at law as direct ownership of Hetong and may not be as effective in providing and maintaining control over Hetong as direct ownership. For example:

•	ANT may not be able to take control of Hetong upon the occurrence of certain events, such as the imposition of statutory liens, judgments, court orders, death or incapacity.

•
If the PRC government proposes new laws or amends current laws that are detrimental to the contractual agreements with Hetong, such changes may effectively eliminate China Networks’ control over the Hetong and its ability to consolidate the JV Tech Cos and the JV Ad Cos.

•
If the shareholders of Hetong fail to perform as required under those contractual agreements, ANT will have to rely on the PRC legal system to enforce those agreements and there is no guarantee that it will be successful in an enforcement action.

Furthermore, if China Networks or ANT were found to be in violation of any existing PRC laws or regulations, the relevant regulatory authorities would have broad discretion to deal with such violation, including, but not limited to the following:

•	levying fines;

•	confiscating income; and/or

•	requiring a restructuring of ownership or operations.

The agreements that establish the structure for operating China Networks’ business may result in the relevant PRC government regulators revoking or refusing to renew JV Tech Cos respective operating permits.

JV Tech Cos obtained exclusive operating rights by entering into exclusive cooperation agreements with PRC TV Stations who are 100% owned by different levels of branches of the Chinese State Administration for Radio, Film and Television (“SARFT”) in Kunming and Taiyuan municipality. PRC TV Stations enjoy the right to provide broadcast television services in their territories. Any foreign-invested enterprise incorporated in the PRC is prohibited from conducting a business that involves the transmission of broadcast television or the provision of cable access services. China Networks’ contractual arrangements with Hetong and its shareholders provide it with the economic benefits of the JV Ad Cos. If SARFT determines that its control over Hetong, or relationship with the JV Ad Cos through those contractual arrangements, is contrary to their generally restrictive approach towards foreign participation in the PRC broadcast television industry, there can be no assurance that SARFT will not reconsider JV Ad Cos’ eligibility to hold exclusive rights to provide advertising services to PRC TV Stations. If that were to happen, China Networks might have to discontinue all or a substantial portion of its business pending the approval of exclusive service and operating rights on the required operating permit held by PRC TV Stations. In addition, if China Networks is found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities, including the SARFT, would have broad discretion in dealing with such violation, including:

•	levying fines,

•	confiscating its income,

•	revoking the business licenses or operating licenses of its PRC affiliates and PRC TV Stations,

•	requiring China Networks to restructure the relevant ownership structure or operations, and

•	requiring it to discontinue all or any portion of its operations.

Any of these actions could cause significant disruption to its business operations and may materially and adversely affect our business, financial condition and results of operations.

Risks Relating to the People’s Republic of China

Adverse changes in economic policies of the PRC government could have a material adverse effect on the overall economic growth of the PRC, which could reduce the demand for our services and materially adversely affect our business.

All of our assets are located in, and all of our revenue is sourced from, the PRC. Accordingly, our business, financial condition, results of operations and prospects will be influenced to a significant degree by political, economic and social conditions in the PRC generally and by continued economic growth in the PRC as a whole.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduced state ownership of productive assets and the established of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth over the past decade, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on our business.  For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in applicable tax regulations.

The Chinese government could change its policies toward, or even nationalize, private enterprise, which could reduce or eliminate the interests held in China Networks.

Over the past several years, the Chinese government has pursued economic reform policies, including the encouragement of private economic activities and decentralization of economic regulation. The Chinese government may not continue to pursue these policies or may significantly alter them to China Networks’ detriment from time to time without notice. Changes in policies by the Chinese government that result in a change of laws, regulations, their interpretation, or the imposition of high levels of taxation, restrictions on currency conversion or imports and sources of supply could materially and adversely affect China Networks’ business and operating results. The nationalization or other expropriation of private enterprises by the Chinese government could result in the total loss of our’ investment in China.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and our business.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which legal decisions have limited value as precedents. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in the PRC. These laws and regulations change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protections that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may also impede our ability to enforce our contracts. As a result, these uncertainties could materially adversely affect our business and operations.

We may become subject to government actions due to our advertising content, which may have a material adverse effect on our financial condition and results of operations.

PRC advertising laws and regulations require advertisers, advertising distributors and advertising service providers, such as China Networks, to ensure that the content of the advertisements prepared or distributed are fair, accurate and in full compliance with applicable laws. Violation of these laws or regulations may result in penalties, including:

•	fines,

•	confiscation of advertising fees,

•	orders to cease disseminating the advertisements, and

•	orders to publish public announcements to correct the misleading information.

In circumstances involving serious violations, the PRC government may revoke a license to operate an advertising business. In addition, such noncompliance can constitute a violation of criminal law and criminal proceedings could be brought as a result.

Under the relevant PRC regulations, China Networks is required to independently review and verify the content of a client’s advertisement for compliance and to confirm that any required government review has been performed and that all necessary approvals have been obtained. In addition, for advertising content related to certain types of products, such as tobacco, alcohol, cosmetics, pharmaceuticals and medical instruments, China Networks is required to confirm that the advertisers have obtained requisite government approvals relating to their operations, including the advertisers’ operating qualifications and proofs of quality inspection. Under contracts with advertising clients, advertisers are responsible for obtaining any PRC government approvals or licenses required for their advertisements and providing China Networks with proof of such approvals or licenses prior to it placing its clients’ advertisements. While China Networks ensures advertising content is reviewed for compliance with relevant PRC laws and regulations, there can be no assurance that each advertisement placed is in compliance with the relevant PRC laws and regulations or that the supporting documentation and government approvals provided by advertising clients are true and complete. Any failure to conduct such review may subject China Networks to governmental inspections or actions.

Governmental proceedings may harm our reputation and may divert significant amounts of management’s time and other resources. It may be difficult and expensive to defend against such proceedings. There can be no assurance that we would successfully defend such claims, and if we fail to do so we would have to bear the costs of all such actions as well as any fines imposed. In addition, some of our existing contracts with advertising clients do not provide China Networks with any indemnity from its clients for claims relating to advertising content. As a result of the foregoing, any governmental proceedings brought could have a material adverse effect on our business, financial condition and results of operations.

Under the PRC’s Enterprise Income Tax Law, it is unclear whether CNIH and China Networks will be classified as “resident enterprises” or “non-resident enterprises” of China. Depending on the classification, there could be certain unfavorable tax consequences to CNIH and China Networks and our non-PRC shareholders.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law (the “EIT Law”) which took effect on January 1, 2008. The EIT Law and its implementation rules are relatively recent developments in the PRC and are ambiguous in terms of definitions, requirements and procedures. There is also a dearth of published official guidance with respect to the EIT Law, which makes it difficult at this stage to determine how the PRC tax authorities will interpret the provisions of the law and its implementing rules with respect to certain of the tax matters addressed below.

Pursuant to the EIT Law and its implementation rules, enterprises established outside the PRC whose actual management or control is located in the PRC can be considered “resident enterprises” for purposes of the EIT Law. According to the implementation rules of the EIT Law, “management” generally refers to the person or body of persons that exercises substantial and overall management and control over the manufacturing and business-operations, personnel, accounting and properties of an enterprise. Our management is located in the PRC and is expected to remain located in the PRC in the future. Therefore, it is likely that China Networks and potentially CNIH could be considered “resident enterprises” by the PRC tax authorities. As indicated above, it is unclear as to how the PRC tax authorities will ultimately determine tax residency based on the facts of each case.

If the PRC tax authorities determine that CNIH or China Networks is a “resident enterprise” for purposes of the EIT Law:

•	Such company would be subject to PRC enterprise income tax at a rate of 25 percent (the “EIT”) on its worldwide income;

•
Such company would be liable for the EIT on dividends it receives from subsidiaries unless such company is a “qualifying resident enterprise” and the dividend it receives is attributable to direct investment in another “qualifying resident enterprise” that is paying the dividend (it is unclear whether CNIH or China Networks would qualify as a “qualifying resident enterprise” in light of uncertainties of interpretation and lack of official guidance);

•
Such company may be required to withhold a 10 percent PRC withholding tax on dividends it pays to non-resident enterprise shareholders (subject to possible reduction under an applicable income tax treaty); and

•
Gains derived by non-resident enterprise shareholders upon disposition of shares of such company may be subject to a 10 percent PRC withholding tax (subject to possible reduction under an applicable income tax treaty).

Non-PRC shareholders may be entitled to a foreign tax credit with respect to the PRC withholding tax referred to above against their domestic income tax liability (subject to applicable conditions and limitations). Because of the lack of clarity and the complexities in interpretation associated with potential PRC tax liabilities, each holder of our securities should consult their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available foreign tax credits.

If CNIH or China Networks is classified as a “non-resident enterprise” for purposes of the EIT Law, PRC-source dividends received by them may be subject to a 10 percent PRC withholding tax. Under the EIT Law and its implementing rules, a withholding tax at the rate of 10 percent will normally apply to PRC-source dividends payable to investors who are “non-resident enterprises,” defined as enterprises that do not have an establishment or place of business in the PRC or that have such an establishment or place of business but the relevant income is not effectively connected with such establishment or place of business. Such withholding tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between the PRC and the jurisdiction in which the non-resident enterprise resides.

Similar PRC tax considerations to those discussed above may pertain to ANT, which also may be subject to local jurisdiction tax obligations.

Foreign exchange regulations in the PRC may affect China Networks’ ability to pay dividends in foreign currency or conduct other foreign exchange business.

Renminbi, or RMB, is not presently a freely convertible currency, and the restrictions on currency exchanges may limit China Networks’ ability to use revenues generated in RMB or to make dividends or other payments in U.S. dollars. The PRC government, through the State Administration for Foreign Exchange (‘‘SAFE’’), regulates conversion of RMB into foreign currencies. Currently, foreign invested enterprises are required to apply for ‘‘Foreign Exchange Registration Certificates’’ and to renew those certificates annually. In addition, SAFE recently issued a new regulation, under which RMB converted from the registered capital shall only be utilized in accordance with the purposes approved by the relevant government authority (including the local SAFE). The local SAFE has the right to

•	take appropriate remedial action;

•	confiscate any illegal income; and

•	impose a fine in the event of a contravention of the new regulation.

In the event that China Networks is unable to convert the registered capital conveniently, this would restrict our ability to operate our foreign exchange business.

We may have difficulty establishing adequate management, legal and financial controls in the PRC, which could result in misconduct and difficulty in complying with applicable laws and requirements.

As quasi-governmental businesses in the PRC, the networks comprising China Networks have not historically focused on establishing Western-style management and financial reporting concepts and practices, as well as modern banking, computer and other internal control systems. We may have difficulty in hiring and retaining a sufficient number of qualified internal control employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards, especially on the operational level of China Networks’ joint ventures with municipal broadcast TV network operators.

Risks Relating to the British Virgin Islands

We are a British Virgin Islands company and, because the rights of shareholders under British Virgin Islands’ law differ from those under U.S. law, you may have fewer protections as a shareholder.

Since our redomestication to the British Virgin Islands, our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands (the “Companies Act”) and the common law of the British Virgin Islands (the “BVI”). The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibility of the directors under BVI law are governed by the Companies Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of shareholders and the fiduciary responsibilities of directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less prescriptive body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against CNIH judgments of courts in the United States based on certain liability provisions of U.S. securities law and to impose liabilities against it, in original actions brought in the BVI.

Although there is no statutory enforcement in the BVI of judgments obtained in the United States, the courts of the BVI will recognize a foreign judgment as the basis for a claim at common law in the BVI provided:

•
The U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•	The judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•	In obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•	Recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

•	The proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Under the laws of the BVI, there are some statutory provisions for the protection of minority shareholders under the Companies Act. The principal protection under the Companies Act is that shareholders may bring an action to enforce our Amended and Restated Memorandum and Articles of Association. The Companies Act sets forth the procedure to bring such a claim. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and our Amended and Restated Memorandum and Articles of Association. Pursuant to our constitutional documents, we are obliged to hold an annual general meeting and provide for the election of directors. Companies are not obligated to appoint an independent auditor and shareholders are not entitled to receive the audited financial statements of the company.

There are common law rights for the protection of shareholders that may be invoked. Such rights have also now been given a statutory basis under the Companies Act. The common law rights are largely dependent on English company law, since the common law of the BVI for business companies is limited. Under the general rule pursuant to English company law, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum or articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following:

•	an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority,

•	acts that constitute fraud on the minority where the wrongdoers control the company,

•	acts that infringe on the personal rights of the shareholders, such as the right to vote, and

•	where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders,

which are more limited than the rights afforded minority stockholders under the laws of many states in the United States.

Because we are organized under the laws of the BVI, it may be difficult to serve CNIH with legal process or enforce judgments against us, our directors or our management.

We are organized under the laws of the BVI.  Substantially all of our assets are located outside of the United States, our principal executive offices are located in China, and some of our directors and officers reside outside the United States.  As a result, it may be difficult or impossible for you to bring an action against us or against our directors or our management in the United States if you believe that your rights have been infringed under securities laws or otherwise.  Even if you are successful in bringing an action of this kind, the laws of the BVI and of other jurisdictions, including China, may prevent or restrict you from enforcing, or make it difficult to enforce, a judgment against our assets or our directors and officers.

Risks Relating to Our Ordinary Shares

The price of our ordinary shares may be volatile.

The price of our ordinary shares may be volatile, and may fluctuate due to factors such as:

•	actual or anticipated fluctuations in quarterly and annual results,

•	limited operating history,

•	mergers and strategic alliances in the television industry in China,

•	market conditions in the industry,

•	changes in U.S. or Chinese government regulation,

•	fluctuations in our revenues and earnings and those of our competitors,

•	shortfalls in our operating results from levels forecasted by securities analysts,

•	announcements covering China Networks or its competitors, and

•	the general state of the financial and capital markets.

Our ordinary shares and warrants trade on the OTC Bulletin Board, which may make it more difficult for you to dispose of your ordinary shares and warrants or for us to secure additional financing as compared with companies whose shares trade on national securities exchanges.

Our ordinary shares and warrants trade on the OTC Bulletin Board, an electronic quotation medium regulated by the Financial Industry Regulatory Authority. Securities traded on the OTC Bulletin Board typically have low trading volumes. As a result, it may be more difficult to dispose of or to obtain accurate quotations as to the market value of our ordinary shares and warrants. Trading on the OTC Bulletin Board may also make it more difficult for us to issue additional securities or secure additional financing in the future as compared with companies whose shares trade on national securities exchanges.

If the outstanding warrants are exercised, the underlying ordinary shares will be eligible for future resale in the public market. ‘‘Market overhang’’ from the warrants results in dilution and has an adverse effect on the market price of our ordinary shares.

Outstanding warrants and unit purchase options to purchase an aggregate of 10,464,400 ordinary shares issued in connection with Alyst’s IPO are presently exercisable once the registration statement, of which this prospectus forms a part, becomes effective. If they are exercised, a substantial number of additional ordinary shares will be eligible for resale in the public market, which could adversely affect the market price of our ordinary shares.

Because we do not intend to pay dividends on our ordinary shares, shareholders will benefit from an investment in our ordinary shares only if the ordinary shares appreciate in value.

We have never declared or paid any cash dividends on its shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of our business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors our directors deem relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities, if any, and any other financing arrangements. Accordingly, realization of a gain on our investments will depend on the appreciation of the price of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value.

We may choose to redeem outstanding warrants at a time that is disadvantageous to the warrant holders.

Subject to there being a current prospectus under the Securities Act, we may redeem all of our currently outstanding warrants at any time after they become exercisable at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sale price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption. Calling all of such warrants for redemption could force the warrant holders to:

•	exercise the warrants and pay the exercise price for such warrants at a time when it may be disadvantageous for the holders to do so,

•	sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or

•	accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Risks Relating to Tax Matters

There is a risk that CNIH could be treated as a U.S. domestic corporation for U.S. federal income tax purposes which could result in significantly greater U.S. federal income tax liability to CNIH.

Section 7874(b) of the Internal Revenue Code of 1986 (the “Code”), as amended, generally provides that a corporation organized outside the United States which acquires, directly or indirectly, pursuant to a plan or series of related transactions substantially all of the assets of a corporation organized in the United States will be treated as a domestic corporation for U.S. federal income tax purposes if shareholders of the acquired corporation, by reason of owning shares of the acquired corporation, own at least 80% (of either the voting power or the value) of the stock of the acquiring corporation after the acquisition. If Section 7874(b) were to apply to the redomestication merger, then, among other things, CNIH, as the surviving entity, would be subject to U.S. federal income tax on its worldwide taxable income following the redomestication merger and the Business Combination as if CNIH were a domestic corporation. After the completion of the Business Combination, the former stockholders of Alyst (including warrant holders treated as owning stock of Alyst under applicable regulations) should be considered to own, by reason of owning (or being treated as owning) stock of Alyst, less than 80% of the voting power and the value of the ordinary shares of CNIH (including any warrants treated as shares of CNIH under applicable regulations). Accordingly, taking the redomestication merger and Business Combination together, Section 7874(b) should not apply to treat CNIH as a U.S. corporation for U.S. federal income tax purposes. However, due to the absence of full guidance on how the rules of Section 7874(b) will apply to the transactions which comprised the redomestication merger and Business Combination, this result is not free from doubt and there can be no assurance that the Internal Revenue Service (IRS) or a court will not adopt a contrary view. As a result, investors are urged to consult their own tax advisors on this issue. For a more detailed discussion of the foregoing, see “Material United States Federal Income Tax Considerations”. The PFIC discussion that immediately follows assumes that CNIH will be treated as a foreign corporation for U.S. federal income tax purposes.

There is a risk that we will be classified as a passive foreign investment company, or ‘‘PFIC,’’ which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares or warrants.

We will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain corporate subsidiaries) produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we were a PFIC for any taxable year during which a U.S. holder held our ordinary shares or warrants, the U.S. holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of our taxable year, and accordingly there can be no assurance as to our status as a PFIC for the current taxable year or any future taxable year. We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules.  For a more detailed discussion of the foregoing, see ‘‘Material United States Federal Income Tax Considerations–U.S. Federal Income Tax Consequences to U.S. Holders of Ordinary Shares and Warrants of CNIH–Passive Foreign Investment Company Rules.’’

THE OFFERING

The offering shall remain open until the earlier of June 28, 2011 (the date upon which the outstanding warrants expire) and the date on which all the shares registered pursuant to the registration statement of which this prospectus is a part are distributed.  We will announce the extension or early closure of the offering through a press release or other means reasonably sufficient to provide adequate notice to investors.

The offering price of the ordinary shares underlying the warrants has been determined by reference to the exercise price of the warrants. The exercise price of the public and insider warrants is $5.00 per share and was determined at the time of Alyst's IPO.

MARKET PRICE INFORMATION

On July 24, 2009, our ordinary shares and warrants began trading on the OTC Bulletin Board under the symbols “CNWHF.OB” and “CHNWF.OB,” respectively.  The common stock and warrants of our predecessor, Alyst, were traded on the NYSE Amex until Alyst’s redomestication to the BVI on June 25, 2009.

Our ordinary shares and warrants traded on the NYSE Amex until July 17, 2009, when the trading of such securities was suspended pending our ability to meet the Exchange’s listing requirements following our business combination with China Networks.  We were delisted from the NYSE Amex in September 2009 for failure to meet such listing requirements.  The following sets forth the high and low closing sales price of our ordinary shares and warrants, as reported on the OTC Bulletin Board for the periods shown:

Ordinary Shares

Quarter Ended	High	Low
September 30, 2009 (commencing July 24, 2009 through September 30, 2009)	$5.15	$1.00

Month Ended	High	Low
November 30, 2009	$1.70	$1.25
October 31, 2009	$2.11	$1.25
September 30, 2009	$2.82	$2.10
August 31, 2009	$5.15	$1.00
July 31, 2009 (commencing July 24, 2009 through July 31, 2009)	$5.00	$4.00

Warrants

Quarter Ended	High	Low
September 30, 2009 (commencing July 24, 2009 through September 30, 2009)	$0.25	$0.05

Month Ended	High	Low
November 30, 2009	$0.10	$0.08
October 31, 2009	$0.15	$0.06
September 30, 2009	$0.15	$0.15
August 31. 2009	$0.20	$0.05
July 31, 2009 (commencing July 24, 2009 through July 31, 2009)	$0.25	$0.17

On December 28, 2009, the last reported sale price for our ordinary shares and warrants on the OTC Bulletin Board was $1.26 per share and $0.03 per warrant.

USE OF PROCEEDS

Assuming the full cash exercise of all of the public warrants, insider warrants, UPO and warrants underlying the UPO, we will receive gross proceeds of $54,572,000.  The actual exercise of any of these securities, however, is beyond our control and will depend on a number of factors, including the market price of our ordinary shares. There can be no assurance that any of these securities will be exercised.  We intend to use the proceeds of the exercise of these securities, if any, for working capital, operating expenses and other general corporate purposes. We will not receive any proceeds from the resale by shareholders of any of the securities covered by this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth unaudited short-term debt and capitalization as at December 1, 2009. This table should be read in conjunction with the audited financial statements included in this prospectus. Both short and long-term debts have been included in the calculation of our capitalization.

December 1, 2009

In US $

Short-term debt – unsecured	0
Total short-term debt – secured	25,491,249

Total short-term debt	25,491,249
Long-term debt (excluding amounts due within one year):	0

Long-term debt – unsecured	0
Long-term debt – secured	0
Total long-term debt	0
Shareholders' Equity:

Ordinary share capital	1,293
Profit and loss account	(7,539,417)

Total shareholders' equity	(7,538,124)
Total capitalization	17,953,125

DILUTION

If holders of warrants exercise their warrants to purchase our ordinary shares, their interests will be diluted immediately to the extent of the difference between the exercise price per ordinary share and the as adjusted net tangible book value per share of our ordinary shares assuming all outstanding warrants are exercised. Net tangible book value per share is determined by dividing our net tangible book value, which is its total tangible assets less total liabilities, by the total number of outstanding ordinary shares.

As of December 1, 2009, net tangible book value adjusted for the purposes of this calculation was approximately $(33,031,837), or $(2.56) per ordinary share. After giving effect to the exercise of warrants to purchase 9,841,632 ordinary shares underlying the outstanding warrants, our net tangible book value per share would have been approximately $0.71.

The following table illustrates this per share dilution:

Exercise per share price	$5.00
Net tangible book value per share before warrant exercises	$(2.56)
Increase in net tangible book value per share attributable to warrant exercises	$3.27
As adjusted net tangible book value per share after warrant exercises	$0.71
Impact per share to warrant holders	$(4.29)

DIVIDENDS

We have never declared or paid any cash dividends on its shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of our business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors our directors deem relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities, if any, and any other financing arrangements. Accordingly, realization of a gain on our investments will depend on the appreciation of the price of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value.

DESCRIPTION OF BUSINESS

Overview

CNIH, through its wholly-owned subsidiary China Networks, is a provider of broadcast television advertising services in the People’s Republic of China (“PRC”), operating joint-venture partnerships with PRC state-owned television broadcasters (“PRC TV Stations”) in regional areas of the country. It manages these regional businesses through a series of joint ventures and contractual arrangements to sell broadcast television advertising time slots and so-called “soft” advertising opportunities to local advertisers directly and through advertising agencies and brokers. It also assists PRC TV Stations in selling advertising time slots and “soft” advertising opportunities to national advertisers, specifically by offering multi-region campaigns to maximize value and cut costs these national advertisers would otherwise face when dealing with individual stations on a station-by-station basis. CNIH also provides advisory services to the PRC TV Stations to help optimize the impact that their program scheduling and content has on their key advertising demographics. As discussed below, CNIH believes that its distinctive business model positions it to become one of the leading companies with a growing network of regional television advertising operations in the PRC.

On a pro forma basis, giving effect to the joint venture acquisition of the advertising operations of the PRC TV stations in Kunming and Taiyuan as if they had occurred on January 1, 2007, China Networks had combined audited carve-out revenue for the years ending 2007 and 2008 of approximately $17.7 million, and $17.4 million, respectively, with net income of approximately $12.4 million and $8.9 million, respectively. As a combined entity, China Networks’ three-year compound annual growth rate, as measured by revenues, was 8.4% for 2006-2008.

CNIH’s strategy is to replicate this operating partnership model and seek other such JV partnership opportunities in other regions in the PRC and then introduce operating efficiencies and increase service offerings across its network of local joint venture companies (“Local JV Cos”). These efficiencies are expected to include reducing the costs associated with advertising delivery and designing more effective incentive structures to drive sales. In addition, CNIH is considering establishing strategic relationships with advertising agencies with an objective of exploiting unsold advertising inventory.

The PRC Television Advertising Industry

According to publicly-available information, China’s total advertising spend in 2007 of approximately $16 billion represented 33% of total worldwide spend, ranking fifth overall in total spend. Industry experts project that China will experience a compound annual growth rate (“CAGR”) of 17.33% from 2007 to 2010, which is nearly 4% higher than the next fastest growing advertising market among the ten largest markets, which is Brazil, and nearly triple the worldwide average of 5.97%.

China’s Advertising Spend by Category ($ million)

	2005	2006	2007	2008E	2009E	2010E
Advertising Spending: ($ million)
TV	4,670	5,311	6,187	7,826	8,452	9,128
Newspapers & Magazines	3,693	4,426	5,152	6,094	6,385	7,343
Radio	511	752	876	1,074	1,181	1,287
Outdoor	1,655	1,890	2,202	2,678	3,348	3,850
Internet	535	927	1,606	2,618	3,553	4,598
Cinema	20	22	26	29	32	37
Total	11,084	13,327	16,049	20,319	22,951	26,243

Source: Advertising Expenditure Forecasts (2008.06), ZenithOptimedia p. 51

In the television advertising sector, China has not demonstrated the same weaknesses currently affecting the United States and Western Europe, namely the trends towards personal video recorders and other time-shifting devices, migration of viewers from premium mass-audience channels to cheaper specialist channels and competition from the internet. As a result, China’s television advertising industry has grown rapidly in recent years and now comprises 38.5% of the total advertising market, representing approximately $7.8 billion in 2008, according to industry reports. China’s television advertising market has developed significantly over the last decade, and is expected to continue to grow in the coming years. By 2010, China’s television advertising spending is projected to reach US$9.1 billion according to industry reports, implying a CAGR of 13.8% from 2007 to 2010. This compares favorably to growth of 8.2% in Hong Kong, 4.9% in Korea, and 1.5% in the United States.

CNIH expects to benefit from the following trends underlying the PRC TV advertising industry:

•
According to the PRC National Statistics Bureau, household consumption grew by a 5-year CAGR of 10.2%, reaching RMB 8.0 trillion in 2006.  This underlying dramatic expansion in consumption is expected to continue to drive growth in the advertising industry.

•
Notwithstanding this rapid recent growth, advertising spending per capita and spending as percentage of gross domestic product in China are still much lower than other countries, representing significant opportunity for further growth.

PRC Operating Structure

In order to comply with current PRC laws limiting foreign ownership in the television advertising industry, China Networks’ operations are conducted through direct ownership of ANT and contractual arrangements with its trustee company, Hetong and Hetong’s affiliated wholly foreign-owned enterprise (“WFOE”). China Networks does not have an equity interest in Hetong, but instead enjoys the economic benefits derived from Hetong through a series of contractual arrangements. Hetong is owned 100% by two PRC nationals (Trustees, Li Shuangqing and Guan Yong). Through these contractual arrangements, ANT controls Hetong, which in turn owns 50% of a joint venture advertising companies (“JV Ad Cos”) established with PRC TV Stations. The television advertising revenue earned by the JV Ad Cos is paid, however, to an equity joint venture in which ANT has a direct 50% interest (a “JV Tech Co”), which owns the assets transferred from PRC TV Stations.

ANT established a JV Tech Co under the name of Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”), with China Yellow River TV Station in Shanxi Province in June 2008; and ANT established a JV Tech Co under the name Kunming Taishi Information Cartoon Co., Ltd. (“Kunming JV”) with Kunming TV Station in Yunnan Province in July 2008.

In August 2008, Hetong (the trustee company) established two JV Ad Cos with Kunming TV Station and China Yellow River TV Station, under the respective name of Kunming Kaishi Advertising Co., Ltd. (“Kunming Ad Co.”) and Taiyuan Advertising Networks Advertising Co., Ltd. (“Taiyuan Ad Co.”). In each locale, these companies form a group comprising of one JV Tech Co and one JV Ad Co (collectively referred to as the “Local JV Cos”).

The JV Tech Cos bear 100% of the costs of selling the advertising time-slots, and are entitled to 100% of the revenues earned by the JV Ad Cos associated from such sales.

Competitive Strengths

•	Advantageous joint-venture relationship structure

The long-term nature of the exclusive joint-venture contracts (typically 20-30 years) that China Networks has established with the PRC TV Stations is unique in the market and compares favorably with other operating structures in that it aligns the incentives of the joint-venture partners around ensuring that a sustainable business is created that generates significant advertising revenue. This revenue is expected to be maximized through, on China Networks’ part, the efficient management of the operation of the advertising sales force, and on the part of the PRC TV Stations, the continued delivery of a high-quality schedule of programming that is attractive to audiences.

•	Network business model

China Network business model is also distinctive and robust as there are significant benefits that accrue from the collaborative association of multiple regional TV stations operations – essentially, the beneficial network effects of operating a number of TV advertising businesses. These benefits include factors such as ability to share certain costs, most importantly increased effectiveness in selling to national advertisers, and also across the many businesses a certain portfolio effect is created that insulates the overall business from volatility in any one market/subsidiary operation. These network effects are expected to increase as China Networks expands its partnership arrangements.

•	CNIH’s opportunity to grow and scale the business and embark on more partnerships

CNIH has a strong opportunity to grow its network by investing in further partnerships in additional territories, and in addition, has a rich set of growth options including expanding the relationships with its partner stations to include provision of additional services. The highly fragmented nature of the TV industry in China creates significant demand for the expansion of the scale and scope of the joint-venture relationships China Networks can build with TV stations across the country.

•	Seasoned Management

CNIH has attracted a highly-experienced team with solid experience and proven track record in the TV and advertising industry in China and internationally, as well as established relationships with national and local governments, led by the CEO and Co-Chairman, Li Shuangqing, who has specific experience of establishing and building a network of advertising sales agencies handling the business of multiple regional television stations across China. This directly relevant experience is matched among the key senior managers –Guan Yong (VP Business Development) and Liu Rui (Head of Media Planning) – who not only have significant industry experience individually, but also have considerable experience working together as a team over many years with Mr. Li.

Strategies for Future Growth

•	Improve core business profitability in the Local JV Cos

In order to maximize advertising sales and the effectiveness of its operations, CNIH is in the process of implementing new incentive structures, bringing in new talent and senior managers, and significantly enhancing the skill base of the sales force in Kunming and Taiyuan through training and development programs. In addition, CNIH is exploring ways of reducing the costs of advertising delivery – including by utilizing new storage/transmission technologies and exploiting economies of scale – as well as leveraging its network to offer advantageous pricing for advertising customers.

•	Expanded offering across the network of partner stations

 Through its consulting work for PRC TV Stations, China Networks goes beyond the typical means of serving advertisers and seeks to improve the quality of the programming offering and of the advertiser’s on-air promotion strategy, including by utilizing research aimed at better understanding the demographics of the audience. This may also include coordinating the acquisition of quality programming across the PRC TV Stations in its network and advising on the exploitation and promotion of successful programming produced by the local TV stations into the national TV market, and across other media platforms. By offering a higher level of value-added services to local advertisers, including media planning and creative services, China Networks expects to increase the volume and level of local advertiser spending and may work with PRC TV Stations to develop new offerings, such as Home Shopping, on their existing channels.

•	Expand the network to include more TV station partners

CNIH is actively continuing to seek new opportunities to form partnerships with additional PRC TV Stations in other regions across China using the template operating and regulatory structure established with Kunming and Taiyuan.  It is also considering establishing relationships with advertising agencies to exploit unsold ad inventory.

Television Advertising Products and Services

The China television industry has grown rapidly in recent years. The total number of available television stations increased considerably to 2,231 in 2006 from 837 in 1995, and volume of television programming increased to 2,618,034 hours in 2006 from 383,513 hours in 1995.

These channels historically operated on a four-level system established by the PRC government in 1983: central (two stations), provincial (76 stations), city (264 stations) and county (1,935 stations). As a result of the promulgation of Document No. 82 in 1999, the last category of stations – which were effectively only re-broadcasting programs from the other three levels of stations as they had no means of producing their own programming – was merged with the other three levels of stations in their regions, resulting in the current three-level system, which closely mirrors the structure of the PRC government. In 2001, the three-level system was expanded to include cable television operators and the stations also began to acquire satellite TV operations, beginning with Shenzhen City TV in 2004.

The three current levels are as follows:

•	Central Level (2) – The central level has two channels, CCTV and CETV, which broadcast 16 channels nationally.

•
Province Level (76) – The province level has 27 province stations with satellite channels that can be rebroadcast in other regions.  The province level also includes 45 education TV stations and the 4 major municipalities – Beijing, Shanghai, Tianjin and Chongqing – that have satellite channels.

•
City Level (264) – At the city level, most of the channels are broadcast only in the city areas.  However, some, such as Shenzhen and Harbin, provide a broader provincial footprint and/or have satellite channels.

 China Networks’ focus is, in general, on partnering with city TV stations.  These PRC TV Stations then agree to, effectively, have China Networks run the advertising operations formerly managed directly by the PRC TV Stations.  By operating the JV Tech Cos on behalf of the PRC TV Stations, China Networks believes that it brings its experience in commercial best-practices to bear and provides centralized coordination and sales force services for reaching national advertisers to local advertising markets. Through its demographic reach and network of affiliations, China Networks is able to maximize the value of the advertising time-slots on the stations it serves and offers a compelling value proposition to PRC TV Stations, which are in themselves profitable and thriving businesses.

Kunming

Kunming City

Kunming is a prefecture-level city and the capital of Yunnan province, located in southwestern China. It is the political, economic, communications and cultural center of Yunnan.  In 2008, the gross domestic product, or GDP, of Kunming was RMB 160.5 billion and the GDP per capita was RMB 25,826. As of December 31, 2008, the population was 6.24 million, with urban residents constituting 60.12% of the population.

Kunming TV Station

The Kunming Television Station was originally established in March 1985 and, in July 2001, merged with the Kunming Cable Television station to form the new Kunming Television Station. Kunming TV has six television channels covering five districts, eight counties and one city, in Kunming, with a combined population of approximately 6.2 million. Kunming TV’s six channels are comprised of: General Channel, Living Channel, Entertainment Channel, Economic Channel, Movies Channel and News Channel, collectively offering more than 130 hours per day of programming including drama, documentary, news and entertainment of which Kunming TV produces 7 programming hours per day in-house. The General Channel and the Movies Channel are broadcast through terrestrial and cable dual launches, while the other four channels are broadcast through cable transmission. The Kunming TV Station has comparatively higher audience ratings and markets shares in the Kunming city area. Kunming TV’s General Channel was ranked fourth and its Movies Channel was ranked seventh in audience ratings in the Kunming city area in 2007. Collectively, Kunming TV’s channels generated advertising sales revenues of approximately $12.8 million in 2008 and net income of approximately $6.3 million. Kunming TV sells advertising on all six of Kunming TV’s channels.

Top 10 TV Channels by Average Ratings in Kunming (2007)

Ranking	Channel	Rating (%)	Share (%)
1	Yunnan TV City Channel (TV2)	1.24	10.3
2	CCTV General Channel	1.00	8.3
3	CCTV-6	0.65	5.4
4	Kunming TV General Channel	0.63	5.2
5	CCTV-8	0.61	5.1
6	CCTV-3	0.59	4.9
7	Yunnan TV Movies Channel (TV5)	0.56	4.7
8	CCTV-5	0.37	3.1
9	Kunming TV Movies Channel	0.37	3.1
10	CCTV-2	0.35	2.9
Source: CSM Television Audience Rating Year Book 2008

General Channel

The General Channel offers many regional current affairs programming, such as local community news and discussion on hot topics, which attracts a large audience. It also offers three prime-time drama series, which attract a large audience. CNIH believes that more than 80% of the viewers who watch the General Channel are between 15-54 years old, with male viewers accounting for 54% of the viewers. CNIH also believes that the percentage of the public officers who view the channel constitute 24.4% of the viewers. The cadre, management level personnel, personnel at private enterprises, public officers, students and retirees constitute a majority of the channel’s viewers. CNIH believes that viewers with incomes of more than RMB 600 account for 65% of the viewers and viewers with incomes between RMB 2,001 and RMB 2,300 account for viewership as high as 63.9%.

Living Channel

The Living Channel, with its focus on, among other things, fashion, lifestyle, traveling and cooking, targets an audience mainly comprised of young viewers who enjoy the new and modern lifestyle. The Living Channel has the largest number of young viewers between 18 to 35 years old in the Kunming area.

Entertainment Channel

The Entertainment Channel broadcasts distinctive TV dramas, which appeals to a wide audience.  It broadcasts 13 classic drama series daily, which many married women who stay at home enjoy.

Economic Channel

The Economic Channel broadcasts a combination of discovery and science programs, money management programs, and movies and drama series during the day, which appeals to a wide audience. In addition, this channel has created a home shopping forum.

Movies Channel

The Movies Channel has ranked at the top, as compared to other Kunming channels in the Kunming area for many years. This channel is known for its self-produced local dialect drama series, “My Theater,” which has one of the top ratings continuously for many years in the Kunming area. In addition, “Dawn Theater”, “Action Theater”, “Your Family My Family”, “Overseas Theater” and other programs appeal to all levels of family members.

News Channel

The News Channel offers news programs which are linked together as a series. Program contents are supplementary and compatible with each other in order to attract its audience to continuously watch the news programs and to reduce the possibility of its viewers changing channels. Such arrangements have provided effective advertisement delivery among programs. China Networks believes that the viewers who watch the News Channel are primarily comprised of males, between 15-54 years old.

In 2007, the percentages of revenue from advertising agencies and direct clients were as follows:

Channel	Source	Percentage (%) of revenue
General Channel	Advertising Agency	94.32%
	Direct Client	5.68%
Living Channel	Advertising Agency	86.59%
	Direct Client	13.41%
Entertainment Channel	Advertising Agency	98.86%
	Direct Client	1.14%
Economic Channel	Advertising Agency	26.06%
	Direct Client	73.94%
Movies Channel	Advertising Agency	90.04%
	Direct Client	9.96%
News Channel	Advertising Agency	61.30%
	Direct Client	38.70%
Source: Kunming TV Station Management Data, 2008

The table below describes the broadcast characteristics of the six Kunming TV channels:

Channel	Broadcasting time of program (Daily)	Broadcasting time of advertisement (Daily)
General Channel	21 hrs 2 minutes	5 hrs 43 minutes
Living Channel	19 hrs 59 minutes	4 hrs 50 minutes
Entertainment Channel	19 hrs 58 minutes	3 hrs 12 minutes
Economic Channel	19 hrs 20 minutes	3 hrs 19 minutes
Movies Channel	24 hrs	4 hrs 44 minutes
News Channel	22 hrs 31 minutes	3 hrs 45 minutes
Source: Kunming TV Station Management Data, 2008

Yellow River

Taiyuan City

Taiyuan is a prefecture-level city and the capital of Shanxi province, China. In 2008, the GDP in Taiyuan was RMB 146.81 billion, and the GDP per capita was RMB 42,378. As of December 31, 2008, the population was 3.47 million, with urban residents constituting 82% of the population.

China Yellow River TV Station

China Yellow River TV Station was established and officially approved by the State Council Information Office and the Ministry of the Radio, Film and TV in 1991. Yellow River TV Station is a professional radio and television broadcast organization which is run by the Radio and Television Bureau of Shanxi Province.  Its operation principle is to disseminate Chinese culture, introduce China to the world and facilitate China’s understanding of the world.  It has one TV Channel and one radio channel: Minsheng TV Channel and Art and Entertainment Radio Station.  Minsheng TV Channel reaches a population of approximately 30 million across Shanxi province, and its sister radio stations, Art and Entertainment Radio, reaches an approximately 20 million people. The Minsheng TV Channel is a general entertainment television channel offering a wide range of content.  The channel broadcasts programs 20 hours per day, of which it produces 2.5 hours per day in-house.  It is the only provincial terrestrial TV station, two-way cable channel covering the ground.  Its programs cover the entire Shanxi province and neighboring area, including Inner Mongolia, Shanxi, Henan and parts of Hebei, with more than 30 million potential viewers. Collectively, the Yellow River television and radio stations generated advertising sales revenues of $4.7 million in 2008 and net income of $2.7 million, of which approximately 20% of its revenues were generated from its radio channel. Yellow River TV Station sells advertising on the Minsheng TV and Art and Entertainment Radio Station.

Minsheng TV Channel

With the channel’s desire to focus on current events and politics, its program ratings have increased, and it has increased social influence and public credibility. This channel has won the highest audience rating in ground-level television, the largest number of award-winning programs, the highest-level awards, and has become the best income-generating economic channel in Shanxi province.

Art and Entertainment Radio Station

The Arts and Entertainment Radio Station was established in April 1995.  It is a general entertainment radio station offering a wide range of programs, including news, music and comedy, and is the only professional arts FM stereo radio in Shanxi province.  It draws strength from different areas, imports a number of outstanding programs from radio stations abroad, and creates programming that combine local characteristics with international trends.   It keeps the highest listening rate and daily reach rate in Shanxi province.  In 2005, it became the first broadcast medium to achieve a simultaneous live broadcast online across the province.

In 2007, the percentage of revenue from advertising agencies and direct clients were as follows:

Channel	Source	Percentage (%) of revenue
Minsheng TV Channel	Advertising Agency	58.38%
	Direct Client	41.62%
Arts and Entertainment Radio Station	Advertising Agency	27.66%
	Direct Client	72.34%

The broadcast characteristics of the Yellow River TV Channel and FM Station are as follows:

Channel	Broadcasting time of program (daily)	Broadcasting time of advertising (daily)
Minsheng TV Channel	20 hours 10 minutes	4 hours 13 minutes
Arts and Entertainment Radio	24 hours	3 hours 50 minutes
Source: China Yellow River TV Station Management Data, 2008

Media Sales

China Networks provides media sales services to its clients by providing them with on-air advertising opportunities that may take the form of direct advertising time slots (i.e., “commercials”) or “soft” advertising opportunities, such as in-program product placement and program sponsorship rights. Through its JV Tech Cos, China Networks provides its services to “national advertisers,” which China Networks considers to be those advertisers who seek advertising opportunities across multiple geographies in China, and to “local advertisers,” which China Networks considers to be advertisers who seek advertising coverage in one limited geographic area. China Networks services its national advertisers through its National Client Service Center, which it maintains in its principal office in Beijing.

A typical campaign for a national advertiser begins with a meeting between China Networks’ national sales personnel and the potential advertiser or its agency to learn more about the potential client’s business and its advertising goals. China Networks then proposes a media plan that includes our recommendations for specific television channels and time slots on which to place advertisements, and typically also include proposals for utilization of soft advertising opportunities.

China Networks’ national advertisers or their agencies purchase advertising time slots or “soft” advertising opportunities directly from the Local JV Cos. Once the client approves the advertising plan or “soft” advertising concept, China Networks’ National Client Service Center team negotiates the contract for the ad to appear on the particular national channel. Typically, China Networks’ National Client Service Center then enters into a “back-to-back contract” with the Local JV Cos team selling local advertising space and retains a commission for its services. The National Client Service Center team will coordinate with the Local JV Cos’ local operations teams to ensure that handling, review, approval and broadcast of the relevant advertising complies with the contract, as well as help the client prepare and collect the relevant legal documents, business licenses and trademark certificates that PRC TV Stations require to run an advertisement. China Networks then follows up the national broadcast with an individualized report to the client analyzing and evaluating the effectiveness of the advertisement. The individualized report is not a part of sales contract. The individualized report is a value-added service provided to the advertiser in addition to the broadcast of the advertisement. The effectiveness of a national advertising client’s advertisement is measured by the audience rating of the time-slot, in which the specific advertisement was broadcast. The audience rating data is provided by a mutually agreed third-party independent marketing intelligence company, such CSM Media Research. The audience rating is not subject to concurrence of or approval by the advertiser. China Networks does not have any substantive performance or financial obligation when the advertisement is deemed ineffective. An advertiser is not entitled to a full or partial refund or to reject (and does not have a right to a refund or to reject) the services performed to date.

Sales to local advertisers are handled in a similar fashion, although the local team typically does not liaise with the National Client Service Center team and the National Client Service Center team would not generate a report analyzing the local advertisement’s effectiveness in the local market. To date, the National Client Service Centers have not derived any income independent of the JV Cos.

Significant Customers

For the year ended December 31, 2008, two customers of the Kunming JV accounted for approximately 38% of China Networks’ revenues on a consolidated basis, as set out in the table below:

Customer	Contribution to Consolidated Net Revenue	Percent of Consolidated Net Revenue
Kunming Fengyun Advertisement Ltd	$3,130,020	22.0%
Yunnan Hua Nian Advertisement Ltd	$2,330,169	16.4%

Each of these customers is an advertising agency of the Kunming JV. Kunming Fengyun focuses on the local real estate market; Yunan Hua Nian focuses on the pharmaceutical industry. Additional advertising is purchased within the specific market focus for the agency’s clients, subject to available time slots, within agreed price ranges and base amount. Contracts are subject to renewal annually and contain minimum amounts of advertising time which the agencies must purchase.

Competitors and Threats of Substitution

The television advertising industry in China is intensely competitive and highly fragmented. China Networks finds that to successfully compete with other industry participants it relies heavily on its management and advertising sales teams to maintain an inventory of advertising time slots available for purchase, sustain competitive prices, uphold its strategic relationships with television networks and maintain its reputation within the industry. It faces significant competition in selling advertising space to advertisers and their advertising agencies, both on the national and local levels.  Its primary competitors are other media sales companies that have dedicated relationships to particular television stations and/or companies that broker timeslots from those stations. At the national level these include such companies such as SinoMedia Holding Limited, China Mass Media International Advertising Corporation, Qin Jia Yuan Media Services Company Limited and Cosmedia Group Holdings Limited. Major local competitors are other local TV stations, such as Yunnan TV station and Taiyuan TV station.  Local level competitors compete with China Networks for advertising sales revenue based on the desirability of time slots it offers, the television network coverage PRC TV Stations provide, the quality of services it provides its clients, and its prices. Additionally, television as an advertising medium competes with other forms of advertising media, such as radio, newspapers, magazines, the Internet, indoor or outdoor flat panel displays, billboards and public transport advertising, for overall advertising spending.  As providers of broadcast television advertising, it necessarily competes with providers of advertising over such other media for advertising revenue.

To the extent that existing local advertising sales competitors try to expand their relationships with local broadcast television providers, they also pose a threat to China Networks’ ability to create new joint venture relationships with additional local broadcast television stations. China Networks also faces competition from new entrants in the television advertising sector, including the wholly-owned foreign advertising companies that have been allowed to operate in China since December 2005. These foreign entities expose China Networks to increased competition from international advertising media companies that may have greater financial resources or more advantageous professional connections than it does.

PRC Corporate Structure

China Networks conducts substantially all of its business in the PRC through ANT, its wholly-owned subsidiary in Hong Kong, and Beijing Guangwang Hetong Advertising & Media Co., Ltd. (‘‘Hetong’’), a PRC company and a domestic variable interest entity, or (VIE). Hetong is controlled by ANT through contractual arrangements.

In order to comply with the PRC’s regulations on private investment in the television advertising industry, China Networks operates its business in two joint ventures with two separate local state-owned PRC TV Stations. China Networks’ operations are conducted through direct ownership of ANT and contractual arrangements through ANT with Hetong. China Networks does not have an equity interest in Hetong, but instead enjoys the economic benefits derived from Hetong through a series of contractual arrangements.

ANT and the PRC TV Stations each own 50% of the JV Tech Cos, the PRC joint ventures which hold the television assets transferred from PRC TV Stations.  Hetong owns 50% of Kunming Ad Co. and 50% of Taiyuan Ad Co., established with the PRC TV Stations.  The JV Tech Cos collect the television advertising revenue earned by the JV Ad Cos, using assets transferred from the PRC TV Stations, which own the remaining 50% of the JV Tech Cos.

Under the Framework Agreements between ANT and each of the PRC TV Stations, ANT will contribute cash to fund the JV Cos, in return for which ANT will obtain 50% of the equity in each of the JV Cos.  There is no specific provision in the current transaction documents requiring ANT to contribute further funds to the JV Cos once these capital contributions to subscribe this 50% equity have been made.

Under the contractual arrangements between the PRC TV Stations, each of the JV Cos and the Ad Cos will be responsible for soliciting advertisements for some of the PRC TV Stations’ current television and radio channels specified in the Framework Agreements, and will enter into contracts with clients for the production and publication of those advertisements in its own name. The Ad Cos will further retain the JV Cos as their exclusive technical service providers, with the JV Cos providing the Ad Cos with all technical and managerial support, consulting services and any other relevant services in exchange for service fees. These arrangements provide a channel for transferring all of the revenue generated from the advertising business operated by the Ad Cos to the JV Cos.

Corporate Structure for China Networks

China Networks does not directly or indirectly have an equity interest in Hetong, but ANT, our wholly owned subsidiary, has entered into a series of contractual arrangements with Hetong and its shareholders. ANT will enjoy de facto management and financial control over each of the JV Cos by virtue of the corporate governance provisions in each of the JV contracts and the JV Cos’ articles of association. Under the Equity Joint Venture contracts between ANT and the PRC TV Stations and the related JV Co’s articles of association, ANT is entitled to appoint three nominee directors, out of a total of five directors, to the board (which is the highest level of authority in a JV Co) of each of the JV Cos, and also to appoint the general manager and the chief financial officer.

The respective PRC TV Station contributed capital in the form of assets and ANT contributes capital in the form of cash, reflecting their 50/50 shareholding ratio in the respective JV Tech Cos. The term of the Kunming JV Tech Co. is 20 years and the term of the China Yellow River JV Tech Co. is 30 years. The JV Cos are subject to customary termination provisions. However, either party may move to terminate if the JV Tech Co sustains significant losses for two consecutive years making it impossible to operate or if one party is unable to perform any of its material obligations under the Equity Joint Venture Contract for six or more consecutive months, each such event constituting an Event of Force Majeure. As a result of the following contractual arrangements, China Networks controls and is considered the primary beneficiary of Hetong and, accordingly, it consolidates Hetong’s results of operations in its financial statements. These arrangements include the following:

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The shareholders of Hetong have jointly granted ANT an exclusive and irrevocable option to purchase all or part of their equity interests in Hetong at any time; this option may only be terminated by mutual consent or at the direction of ANT;

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Without ANT’s consent, the shareholders of Hetong may not (i) transfer or pledge their equity interests in Hetong, (ii) receive any dividends, loan interest or other benefits from Hetong, or (iii) make any material adjustment or change to Hetong’s business or operations;

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The shareholders of Hetong agreed to (i) accept the policies and guidelines furnished by ANT with respect to the hiring and dismissal of employees, or the operational management and financial system of Hetong, and (ii) appoint the candidates recommended by ANT as directors of Hetong;

•	Each shareholder of Hetong has appointed ANT’s designee as their attorneys-in-fact to exercise all its voting rights as shareholders of Hetong. This power of attorney is effective until 2037; and

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Each shareholder of Hetong has pledged all of its respective equity interests in Hetong to Guangwang Tonghe Technology Consulting (Beijing) Co. Ltd. (“WFOE”), a wholly-owned subsidiary of ANT in the PRC to secure the payment obligations of Hetong under certain contractual arrangements between Hetong and WFOE. This pledge is effective until the later of the (i) date on which the last surviving of the Exclusive Service Agreements, the Loan Agreement and the Equity Option Agreement terminates and (ii) date on which all outstanding Secured Obligations are paid in full or otherwise satisfied. Each of these agreements are subject to customary termination provisions; however, the WFOE may terminate the Exclusive Services Agreement at any time upon 30 days’ notice to Hetong.

Consistent with PRC practice relating to joint ventures between domestic entities, no separate joint venture agreements have been entered into among the shareholders in the JV Ad Cos. However, Hetong, the JV Tech Cos and PRC TV Stations have entered into the following contractual arrangements that provide Hetong with the ability to control and consolidate the results of operations of the JV Ad Cos. As a result of these agreements, China Networks controls and consolidates the JV Tech Cos and JV Ad Cos in its financial statements.

Asset Transfer Agreement.    Pursuant to the Asset Transfer Agreement between the JV Tech Cos and the PRC TV Stations, the PRC TV Stations agree to transfer to the JV Tech Cos the assets of the PRC TV Stations in two installments which have been appraised and the JV Tech Cos are obligated to pay the full consideration to PRC TV Stations in two installments. The assets relate to the advertising business operated by the PRC TV Stations, including, but not limited to, tangible and intangible assets. Until the assets are delivered to the JV Tech Cos, PRC TV Stations should be responsible for the custody and maintenance thereof.  Following delivery of the assets, the PRC TV Stations will be entitled to continue using the assets for the purpose of the advertising business for no consideration other than liability for loss or damage. Furthermore, upon the expiration of two years from the date of establishment of the JV Tech Cos, the PRC TV Stations will continuously transfer assets to the JV Tech Cos and the JV Tech Cos shall continuously purchase such assets, provided that such purchased assets are necessary for the operational activities of the JV Tech Cos and that such purchases comply with the Asset Transfer Agreement concluded separately between the parties.

Kunming TV Station and Kunming JV entered into such Asset Transfer Agreement on August 11, 2008, under which Kunming TV Station will transfer its assets to Kunming JV, valued at RMB150 million and Kunming JV will pay the same to Kunming TV Station. China Yellow River TV Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd. (“Taiyuan JV”) entered into such Asset Transfer Agreement on July 17, 2008, under which China Yellow River TV Station will transfer its assets, valued at RMB45 million, to Taiyuan JV, and the same consideration should be paid by Taiyuan JV accordingly. All governmental, statutory and other approvals required for the transfer of the assets had been obtained as of the date of the first transfer in August 2008. No further approvals are required for the remaining transfers. The Asset Transfer Agreements are subject to customary termination provisions, including material breach, force majeure, insolvency and anticipatory breach.

Exclusive Cooperation Agreement. Pursuant to the Exclusive Cooperation Agreement between the JV Tech Cos and the PRC TV Stations, the PRC TV Stations exclusively and irrevocably grant to the JV Tech Cos the right to carry out advertising operations on its channels, and to provide to the JV Tech Cos all necessary and relevant support, as well as most-favored terms for the conduct of the advertising business. The PRC TV Stations shall share their resources with the JV Tech Cos, including, but not limited to, all client’s information, such as databases. Under the terms of this agreement, the PRC TV Stations will not engage any other party in any similar cooperation. As such, the JV Tech Cos has the exclusive right to carry out advertising business on PRC TV Stations’ channels.

Kunming JV and Kunming TV Station entered into the Exclusive Cooperation Agreement on August 6, 2008, while Taiyuan JV and China Yellow River TV Station entered into an Exclusive Cooperation Agreement on July 17, 2008.

The Exclusive Cooperation Agreements can be terminated (i) by each of the JV Cos serving 30 days prior written notice; or (ii) by the non-breaching party, in the event of breach, if the breaching party has not cured the breach within 30 days of the receipt of the notice from the non-breaching party.  Further, the Exclusive Cooperation Agreement between Kunming TV Station and Kunming JV can be automatically terminated in the event that Kunming JV terminates its operation early, ceases to be lawfully established, or has its operational qualification revoked.

Exclusive Services Agreement. Pursuant to the Exclusive Services Agreement between the JV Tech Cos and the JV Ad Co, the JV Ad Co engages the JV Tech Cos to be its sole and exclusive provider of services relating to technical support for the production of advertising and the advertising consulting. At the same time, the JV Tech Cos engages the JV Ad Co to be its sole and exclusive advertising agent and grants to the JV Ad Co agency rights for all advertising under the exclusive right to carry out advertising operations, granted by the corresponding PRC TV Stations to the JV Tech Cos in accordance with the Exclusive Cooperation Agreement. Under the terms of this agreement, the JV Ad Co will pay the service fee to the JV Tech Cos as accrued, in accordance with the JV Tech Cos’ regular invoices. As such, all of the JV Ad Co’s pre-tax income (less the relevant business tax) generated during the term of this agreement and relating to the marketing of advertising and other operations will be transferred to the JV Tech Cos as the service fee. Kunming JV and Kunming Ad Co. entered into an Exclusive Services Agreement on August 6, 2008, while Taiyuan Advertising Networks Advertising Co., Ltd (“Taiyuan Ad Co.”) and Taiyuan JV entered into an Exclusive Services Agreement on July 17, 2008.

The Exclusive Services Agreements can be terminated (i) by each of the JV Cos serving a 30 days prior written notice; or in the event of breach, by the non-breaching party, if the breaching party has not cured the breach within 30 days after receipt of the notice from the non-breaching party.

Transition Arrangements

Following the execution of the foregoing agreement, China Networks has been engaged in the process of determining which of the employees of the PRC TV Stations must be employed by the JV Tech Cos, which are to be hired by the relevant JV Ad Co and those who will remain as employees of the relevant PRC TV Station. In addition, China Networks has been deploying extensive integration management software system which allows management and investors to access and analyze the Company’s operation, financial, sales, marketing and personnel data. It also has been conducting personnel integration analyses and formalizing its policies with respect to customer relations, pricing, incentivizing management and sales personnel and government relations. China Networks has also begun the process of transitioning the accounts receivable and establishing registered and working capital at the JV Tech Cos and JV Ad Cos to enable it to fully commence operations as joint ventures. The Company has been in the process of re-executing contracts with their clients who had signed contracts with the PRC TV Stations. In order to best understand local markets, China Networks’ management has been conducting extensive market research and analysis.

Facilities

CNIH maintains executive offices at 9 Dong San Huan Zhong Lu, Suite 1101, Chaoyang District, Beijing, 100020, P. R. China. The base rental cost for this space is approximately $5,027 per month. China Networks considers its current office space with 226 square meters to be adequate for current operations.

China Networks’ Kunming JV is located at No. 198, Danxia Road, Kunming City, Yunan province. Yellow River JV is located at No. 318, Yingze Street, Taiyuan city, Shanxi Province.

Employees

As of November 1, 2009, CNIH had a total of 112 employees in the following entities: Beijing headquarters (10), Kunming JV and Kunming Ad Co. (72), and Yellow River JV and Taiyuan Ad Co. (30).  CNIH offers employees competitive compensation packages and various training programs, which are intended to attract and retain qualified personnel. As required by PRC regulations, China Networks participates in various employee benefit plans that are organized by municipal and provincial governments, including housing, pension, medical and unemployment benefit plans. CNIH is required under PRC law to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date. CNIH typically enters into a standard employment agreement and a confidentiality agreement with its employees and it believes its relationship with its employees is good. CNIH’s employees are not represented by any collective bargaining agreements or labor unions.

Legal Proceedings

On September 3, 2009, Alpha Capital Anstalt, one of our noteholders and selling shareholders, filed a complaint against China Networks in the Supreme Court of the State of New York, County of New York, alleging that China Networks defaulted on a promissory note made by China Networks and payable to Alpha Capital in the principal amount of $999,650.  The complaint alleges that the note was payable in full, together with all accrued interest, on July 10, 2009, which represents the tenth business day following the closing of the Business Combination.  The complaint seeks damages in the amount of $1,168,591, which represents the principal and accrued interest due and owing as of August 23, 2009, plus a late fee in the amount of $55,647 with interest accruing thereafter at a rate of 12% per annum.

Governmental Regulation

China’s advertising industry is highly regulated by numerous PRC regulatory authorities. Under the direct legal authority of the State Council, the State Administration for Industry and Commerce (SAIC) is the primary regulator of advertising industry in the PRC, and maintains a qualification system by issuing business licenses with a business scope that covers advertising to qualified entities through its local bureaus. A number of industry-specific authorities work with the SAIC and/or under the SAIC’s regulatory framework to issue rules and policies relating to advertising. For example, the State Administration of Radio, Film and Television (“SARFT”) is involved in regulating TV advertising.

Regulatory Framework

In late 1987, the State Council issued the Regulations for the Administration of Advertising (Advertising Regulations, promulgated on October 26, 1987 by the State Council and effective as of December 1, 1987), which were supplemented several months later by Detailed Implementing Rules for the Regulations for the Administration of Advertising (Implementing Rules, promulgated on January 9, 1988 by the SAIC and revised on December 3, 1998, December 1, 2000, and November 30, 2004).

The Advertising Regulations and Implementing Rules established the SAIC as the governmental authority chiefly responsible for overseeing the advertising industry, and initiated a system of licensing and censorship requirements for advertising content. This legislation covers advertisements in print media, television and radio broadcasts, and films, on public posters and billboards, in vehicles, in printed materials sent through the mail, in exhibitions and product displays, and in “any other media, as well as the use of other forms to publish, broadcast, install, or post advertisements.” The Advertising Regulations and Implementing Rules also specify penalties for legal violations.

It was not until October 27, 1994 that the National People’s Congress promulgated the Advertising Law of the People’s Republic of China as Decree No. 34 and effective as of February 1, 1995. Although as a national law it takes precedence over the Advertising Regulations, the Advertising Law adopts the requirements, definitions, and penalties set forth in those regulations and the Implementing Rules. The Advertising Law thus contains the terms and definitions subsequently used throughout the existing PRC regulatory structure for advertising. In addition, the Advertising Law requires advertisers, publishers and advertising agencies to publicize their fee standards and fee collection methods. Advertising agencies are also required to issue special invoices provided by the state tax authorities when receiving payment for services rendered. Only those companies licensed to undertake advertising agency and publishing activities can obtain such invoices, which are necessary for accounting and tax purposes. Further, the Advertising Law outlines the basic requirements for advertising content published in the PRC, namely, that it must be truthful, lawful and not misleading to consumers.

Requirements for Establishing Foreign-invested Advertising Enterprises

The Rules for the Administration of Foreign-Invested Advertising Enterprises (promulgated on March 2, 2004 by the SAIC and the Ministry of Commerce) detail the application and approval procedures, and qualification requirements for advertising joint ventures and wholly-foreign owned enterprises in the PRC.

The requirements for establishing Sino-foreign advertising joint ventures include a two years or more operating history in the advertising business for each of the joint venture parties, together with records evidencing the parties’ achievements in the advertising business.

To establish a wholly foreign-owned advertising company, the foreign investor must be engaged in advertising as its primary form of business, and must have been established and operating for at least three years. Given that certain foreign investors are unable to meet the two or three years qualification requirement, the adoption of the trustee structure (as described below) is still the preferred mode of entry in this industry.

Given that China Networks and ANT are unable to meet the two or three years qualification requirement, it currently relies on the trustee structure with these affiliated PRC companies to establish domestic advertising companies that operate our advertising business in China.

Once ANT or any other subsidiary of China Networks meets the aforementioned statutory requirements on foreign direct investment within the advertising industry in the PRC, China Networks may, depending on the circumstances and legal requirements in effect at such time, unwind the trustee structure and adopt the form of either a wholly foreign-owned advertising company or a Sino-foreign advertising joint venture.

Regulation on Broadcasting Radio and TV Advertisements

SARFT and its local branches at the county level or above are responsible for the regulation and screening of programs for radio and TV broadcasting. This includes restrictions on the content and airtime of the broadcast of TV commercials. On September 15, 2003, SARFT promulgated the Provisional Measures on Administration of Broadcasting Radio and Television Advertisements, which provides detailed requirements for the broadcast of radio and TV advertisements, including the following:

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Radio and TV advertisements shall be clearly differentiated from other TV programs and should not be broadcasted in the form of news report. Current events and political news programs shall not carry the names of any enterprises or products. Advertisements with addresses, telephone numbers or contact information shall not be broadcasted during special reports on individuals or enterprises.

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Radio stations and TV stations shall examine the content of the advertisements and the qualifications of the enterprises involved and shall only broadcast the advertisements that have been so examined.

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Radio and TV advertisements on each channel must not exceed 20% of the total of each channel’s daily program time and must not exceed 15% of each channel’s program time per hour (i.e. nine minutes per hour) between 11:00 a.m. - 1:00 p.m. for radio programs and between 7:00 p.m. - 9:00 p.m. for TV programs.

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Advertisements shall not be broadcasted in a way that would affect completion of the programs. Except for the period between 7:00 p.m. - 9:00 p.m., advertisements can only be broadcasted once and for a maximum period of 2.5 minutes during the airing of any movie or TV drama.

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The broadcast of advertisements related to tobacco are prohibited by radio stations and TV stations. Advertisements relating to alcohol are strictly controlled in accordance with relevant PRC laws, rules and regulations. The number of alcohol advertisements cannot exceed 12 segments for each TV channel per day or exceed two segments between 7:00 p.m. - 9:00 p.m.

DIRECTORS AND MANAGEMENT

Directors and Executive Officers

Certain information with respect to each of our current directors and executive officers is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, and the year in which each person became a director or executive officer.

Our board of directors and executive officers consist of the following:

Name	Age	Position
Li Shuangqing	55	Chief Executive Officer and Chairman
Xin Yan Li	33	Chief Financial Officer
Michael Weksel	45	Director
Jian Ping Huang	49	Director
May Huang	41	Director
Kerry Propper	34	Director
George Kaufman	34	Director
Donald Quinby	34	Director

Mr. Li Shuangqing has been our chairman and chief executive officer and director since our merger with China Networks. Prior to the merger, Mr. Li had served as the chairman and chief executive officer and a director of China Networks since May 2008.  From 2006 to 2007, Mr. Li was the chairman of Shandong Huashi Media & Technology, a leading Electronic Program Guide provider in China.  Prior to that, he was from 2001 to 2006 the general manager of Huicong Advertising, a leading Chinese internet and TV advertising company and director of advertising department of Qilu TV Station from 1997 to 2001.  Mr. Li had various management and TV production roles with Shandong and Qilu TV Stations from 1980 to 1997.  Mr. Li completed EMBA course from Guanghua School of Management, Peking University.

Mr. Xin Yan Li has served as our chief financial officer since August 10, 2009.  Mr. Li served as financial controller of China Networks from January 2009 until its merger with CNIH, at which time he assumed the role of our Financial Controller.  From August 2007 to December 2008, he worked at Terex Corporation as an internal auditor.  Prior to that, he was a financial specialist at Holcim North America Business Services from 2005 to 2007, and worked at Arthur Andersen from 1998 to 2001.  Mr. Li received a B.A. degree in Economics from Renmin University of China in 1998 and an M.B.A from McGill University in 2004. Mr. Li holds a Certificate of Certified Public Accountant from State of Delaware and is a Certified Internal Auditor. Mr. Li is fluent in English and Mandarin.

Mr. Michael E. Weksel has been our director since our inception.  Mr. Weksel served as our chief financial officer from our inception until August 10, 2009, and our chief executive officer from our inception until the merger with China Networks.  Mr. Weksel also served as the chief financial officer of China Networks from January 2009 until its merger with CNIH.  Mr. Weksel had been a member of the board of directors of Alyst since its inception and served as Alyst’s chief operating officer, chief financial officer and secretary. From 2000 to 2007, Mr. Weksel was a principal in Industrial Acquisitions Management, LLC, a private venture firm. From 1994 to 1999, Mr. Weksel served on the board of directors and as chief financial officer and vice president of LogistiCare which he co-founded. From 1992 to 1994, Mr. Weksel served as a managing director at Weksel, Davies & Co. Inc. In that capacity, Mr. Weksel acted as the sole executive officer at Viking Mobile Communications and as project director for the implementation of a new enterprise computing solution at The E.F. Johnson Company. Mr. Weksel also served on the board of directors of The E.F. Johnson Company. Prior to 1992, Mr. Weksel worked for three years as an associate at the merchant banking firm of Joseph, Littlejohn and Levy, Inc. Mr. Weksel currently is a director of both GovDelivery, Inc., a leading e-mail subscription management system provider, and Safe Lites, LLC, a developer of applications of electroluminescent technologies. Mr. Weksel received a B.S. from the State University of New York at Albany and an M.B.A. from Columbia University. Mr. Weksel is the son of Dr. William Weksel, the former chief executive officer of Alyst.

Mr. Kerry Propper has been our director since our merger with China Networks and a director of China Networks Media since May 2008.  Mr. Propper has been the owner and chief executive officer of Chardan Capital Markets LLC, a New York based broker/dealer, since July 2003. He has also been a managing director of SUJG, Inc., an investment company, since April 2005. From its inception in December 2003 until November 2005, Mr. Propper served as a member of the board of directors of each of Chardan China Acquisition Corp., Chardan North China Acquisition Corporation and Chardan South China Acquisition Corporation, each an OTC Bulletin Board listed blank check company. In November 2005, Chardan China Acquisition Corp. completed its business combination with State Harvest Holdings Ltd. and changed its name to Origin Agritech Ltd., in September 2007, Chardan North completed its business combination with Gifted Time Holdings, Limited and changed its name to HLS Systems International, Ltd. and in January 2008 Chardan South completed its business combination with Head Dragon Holdings, Limited and changed its name to A-Power Energy Generation Systems, Ltd.  Mr. Propper has continued to serve as a member of the board of directors of Origin Agritech and HLS Systems International Ltd. since their mergers. Mr. Propper also sits on the board of directors of China Cablecom Holdings, Ltd., a joint-venture provider of cable TV services in China. Mr. Propper was a founder, and from February 1999 to July 2003 owner and managing director of Windsor Capital Advisors, a full service brokerage firm also based in New York. Mr. Propper was also a founder of The Private Capital Group LLC, a small private investment firm specializing in hard money loans and convertible preferred debt and equity offerings for small companies, in May 2000 and was affiliated with it until December 2003. From July 1997 until February 1999, Mr. Propper worked at Aegis Capital Corp., a broker dealer and member firm of FINRA. Mr. Propper received his B.A. (with honors) in Economics and International Studies from Colby College and studied at the London School of Economics.

Dr. Jian Ping Huang has been our director since our merger with China Networks.  He is the Chairman Emeritus and Chief Strategic Adviser of Jpigroup Inc., a company he founded in 1988.  Under Dr. Huang’s advisory guidance, Jpigroup has become one of China's major private investment and development companies that has invested and advised in the areas of manufacturing, human capital development, technologies and financial services.  From 1985 and prior to founding Jpigroup, Dr. Huang worked for the Government of China in the former Ministry of Foreign Economic Relations and Trade and during this time, he was very active and instrumental in helping formulate some of China's first open door strategies and reform plans, especially in the area of international investment and trade.  Dr. Huang holds a Ph.D. in economics from the University of International Business and Economics in Beijing, where he now concurrently holds a Professorship in Finance.  Dr. Huang is a director of Golden Green Enterprises, Ltd., and a member of that company’s audit committee.

Ms. May Huang has been our director since our merger with China Networks.  Ms. Huang has been the Chief Operating Officer of Jpigroup Inc. since 2006. She is responsible for coordinating the business activities and objectives of Jpigroup’s two major divisions: investment banking services and principal investments. Jpigroup is one of China’s major private investment and development companies that has invested and advised in the areas of manufacturing, human capital development, technologies and financial services. Before 2006, Ms. Huang was Jpigroup’s Chief Financial Officer. Ms. Huang holds a Bachelor’s degree in economics from Sun Yatsen University at Zhongshan.  Ms. Huang is the sister of Dr. Huang.

Mr. George B. Kaufman has been our director since our merger with China Networks.  Mr. Kaufman has served as the Vice President of Investment Banking for Chardan Capital Markets LLC, a New York based broker/dealer, since January 2006 and served as an Investment Banking Associate for Chardan from November 2004, when he joined the firm, to December 2005.  As one of the seven original members of Chardan, Mr. Kaufman established the investment banking, brokerage and marketing protocols and standards.  He has extensive experience with operating and development stage companies, particularly those in the China and Greater Asian region, having lead and/or managed over 30 public and private transactions.  In addition, Mr. Kaufman founded Detroit Coffee Company, a national roaster, wholesaler and retail distributor of high-end specialty coffees, in January 2002 and currently serves as its chief executive officer.  Mr. Kaufman received a Bachelor of Arts degree in Economics from the University of Vermont in 1999.

Mr. Donald Quinby has been our director since our merger with China Networks.  Mr. Quinby has served as the lead business analyst for North Venture Partners, a boutique advisory firm for early stage ventures, serving both entrepreneurs and investors, since December 2008.  Prior to joining North Venture Partners, Mr. Quinby served as a Director with KPMG LLP’s Transaction Services practice in San Francisco, CA, from June 2004 to November 2008.  At KPMG, Mr. Quinby worked on over 50 transactions and his primary responsibility was leading financial and accounting due diligence efforts on potential acquisitions and investment opportunities for various corporate and private equity clients.  From April 2003 to June 2004, Mr. Quinby performed financial and corporate governance analysis on equity investments of the California Public Employees Retirement System (CalPERS).  Mr. Quinby received a Masters of Business Administration in Finance from the Graduate School of Management at the University of California, Davis in 2004 and a Bachelor of Arts degree in International Studies from Colby College in 1997.  Mr. Quinby is also a CFA charter holder.

Our board of directors is currently divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Our Class A directors are Ms. Huang and Mr. Quinby.  Our Class B directors are Mr. Kaufman and Mr. Li.  Our Class C Directors are Mr. Propper, Dr. Huang and Mr. Weksel. The term of the Class A directors expires at the first annual meeting of our stockholders, with the Class B term expiring at the second annual meeting, and the Class C term expiring at the third annual meeting.

Key Employees

Our key employees are as follows:

Wu Ying has been Chief Operating Officer of China Networks since November 2008. From 2007 to 2008, Ms. Wu was the chief executive officer of Globereel.com, an online video website for global travel information in China. Prior to that, she was the executive director and chief operation officer of HC International, Inc, a leading cross-media business information provider in China, listed on the Hong Kong Growth Enterprise Market for more than ten years. Ms. Wu graduated from Peking University Guanghua School of Management in 2000 for Executive MBA program.

Guan Yong has served as Vice President, Business Development of China Networks since 2007. From 2006 to 2007, she was the director of greater China sales department of Zhuhai Cosmedia, a division of Hong Kong Cosmedia Holding Ltd., a London AIM listed company, focusing on developing and implementing a multi-platform advertising and distribution network in mainland China and Hong Kong. From 2004 to 2006, she served as the director of advertising department of economy & life channel in Henan TV Station. From 2000 to 2004, she was the key account manager of Huicong Advertising. From 1995 to 2000, she was the manager of east China region of Shandong Qilu TV Station Advertising Department. Prior to that, Ms. Guan worked with Shandong Linyi TV Station from 1988 to 1995.

Liu Rui has been Head of Media Planning of China Networks since 2007.  Mr. Liu also serves as director of strategy at Daqi, a web 2.0 site, a position he has held since 2006.  From 2002 to 2006, Mr. Liu was vice-president of Huamei Media, a subsidiary of Huicong Advertising, specializing in advertising sales and planning.  From 1998 to 2002, Mr. Liu worked with Sichuan Gaoyang Advertising as a media buyer and data analyst for SCTV, CDTV and CQTV.  From 1996 to 1998, Mr. Liu worked for the Institute of Classics, Sichuan University, editing classical literature.

None of the above members of the management team has worked with either Kunming TV Station or Yellow River TV Station prior to the formation of the JV Cos. The former Kunming TV Station Advertising Center’s general manager, Ms. Feng Ying, served as the Kunming JV’s general manager since the formation of the JV Co. She worked with the Kunming TV Station since 1993, and served as its Advertising Center’s general manager for more than 10 years.  Ms. Feng has a strong understanding of the needs of the local market and its customers.

Director Independence

Dr. J.P. Huang, Ms. Huang, Mr. Quinby and Mr. Kaufman are our independent directors under NYSE Amex rules.  Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to CNIH than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no executive officer has received compensation, and no officer has participated in deliberations of its board of directors concerning executive officer compensation.

Meetings and Committees of the Board of Directors

CNIH intends to schedule its annual meetings so that its directors can attend. In addition, CNIH expects its directors to attend all Board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Audit Committee

We established an audit committee of the board of directors, which consists of Dr. J.P. Huang (Chairman), Mr. Quinby and Ms. Huang. We have determined that each of these individuals is an independent director under the NYSE Amex listing standards although such rules do not apply to us while we are not listed on the NYSE Amex. The audit committee’s duties, which are specified in our Audit Committee Charter (which is the committee charter previously adopted by Alyst), include, but are not limited to:

•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in the Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by CNIH’s independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention and treatment of complaints received by CNIH regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

Under the NYSE Amex listing standards, the audit committee is at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NYSE Amex listing standards. The NYSE Amex listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.  Although we are not currently subject to the NYSE Amex listing standards, we are in compliance with this standard.

In addition, NYSE Amex listing standards would require that we certify that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Ms. Huang satisfies such definition and qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Our Reporting Accountant

With effect from August 15, 2009, we appointed UHY Vocation HK CPA Ltd (“UHY HK”) as our reporting accountant for the fiscal year ending December 31, 2009, replacing UHY LLP, which we appointed as reporting accountant following consummation of our merger with China Networks.  UHY LLP had served as China Networks’ reporting accountant from its inception until the consummation of the merger.  The following is a summary of fees paid or to be paid to UHY HK and UHY LLP for services rendered to China Networks for the last two fiscal years.

Audit Fees: $320,550

Audit-Related Fees:  $28,000

Tax Fees:  $1,000

All Other Fees:  Nil

Audit Committee Approval

Since our Audit Committee was not formed until June 2009, it did not pre-approve all of the foregoing services.   Services rendered prior to the formation of the Audit Committee were approved by China Networks’ board of directors.  However, in accordance with Section 10A(i) of the Exchange Act, our Audit Committee pre-approved UHY HK’s engagement as our independent accountant to render audit or non-audit services on a going-forward basis.

Nominating and Corporate Governance Committee Information

We established a nominating and corporate governance committee of the board of directors, which consists of Mr. Quinby (Chairman) and Dr. J.P. Huang, each of whom is an independent director under the NYSE Amex’s listing standards, although such standards do not apply to us while we are not listed on the NYSE Amex. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The Nominating and Corporate Governance Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The Nominating and Corporate Governance Committee does not distinguish among nominees recommended by shareholders and other persons and will consider persons identified by its members, management, stockholders, investment bankers and others.  We do not have any restrictions on stockholder nominations under our Amended and Restated Memorandum and Articles of Association. The only restrictions are those applicable generally under British Virgin Islands law and the federal proxy rules, if applicable. Currently, the board will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders may communicate nominee suggestions directly to the board, accompanied by biographical details and a statement of support for the nominees, subject to certain timing restrictions in connection with our annual meetings. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, our board of directors believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and money management.

Compensation Committee Information

We established a compensation committee of the board of directors, which consists of Mr. Kaufman (Chairman), Dr. J.P. Huang and Mr. Quinby, each of whom is an independent director under the NYSE Amex’s listing standards, although such standards do not apply to us while we are not listed on the NYSE Amex. Our compensation committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation for executive officers, evaluating the performance of executive officers in light of those goals and objectives, and determining and approving the compensation level of executive officers based on this evaluation.  In addition, our compensation committee is responsible for administering our incentive-compensation plans and equity-based plans, including our 2008 Omnibus Securities and Incentive Plan, and for making recommendations to the board of directors with respect to the adoption, amendment, termination or replacement of such plans.

Director Compensation

We intend to create policies to compensate our board of directors, which we expect will include a per diem for each board meeting attended, an annual fee and reimbursement of expenses incurred in attending meetings. The amounts of compensation, numbers of shares subject to awards and other terms of director compensation have not been determined at this time and our directors currently do not receive and have not received any compensation for their services.

Executive Compensation

Our board of directors intends to conduct reviews informally, and that compensation will not be typically changed on a regimented time-frame.  Our board of directors intends to base the salaries of its executive officers on the amounts similarly-situated companies pay their executive officers for similar performance.  In general, if an executive performs exceptionally well, the performance and, if applicable, the increase in responsibilities would also merit a salary increase.

Our chief executive officer is Mr. Li Shuangqing.  ANT has entered into a services agreement with Mr. Li Shuangqing to provide consulting services to ANT and its affiliates. The service agreement will be effective for an initial period of two years and may be extended upon the mutual written consent of both parties. Under the terms of the services agreement, ANT will pay Mr. Li a quarterly service fee equivalent to US$15,000 during the term of this agreement, subject to certain adjustments and exceptions. Mr. Li will also be entitled to reimbursement by ANT for certain expenses in the course of provision of his services.  Since June 2009, Mr. Li has also received a monthly salary of RMB 20,000, approximately U.S. $2,928.

Compensation and Fees

No compensation or other fees were paid to executive management employees of China Networks in 2008.  However, in January 2009, Ms. Wu was paid $1,826 for employment services rendered in 2008, together with $13,017 in consulting fees.  Mr. Li was paid $30,000 in January 2009 in consulting fees.

2008 Omnibus Securities and Incentive Plan

We adopted the 2008 Omnibus Securities and Incentive Plan (the “Share Incentive Plan”) in connection with the merger with China Networks, which entitles directors, officers, employees and consultants of CNIH or its affiliates to receive distribution equivalent rights, incentive share options, non-qualified share options, performance share awards, performance unit awards, restricted share awards, share appreciation rights, tandem share appreciation rights and unrestricted share awards. The following description of the Share Incentive Plan is a summary of the material terms of the Share Incentive Plan.

The Share Incentive Plan provides for the grant of distribution equivalent rights, incentive share options, non-qualified share options, performance share awards, performance unit awards, restricted share awards, share appreciation rights, tandem share appreciation rights and unrestricted share awards for an aggregate of not more than 2,500,000 shares of our ordinary shares, to directors, officers, employees and consultants of CNIH or its affiliates. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto, if any, is again available for grant under the Share Incentive Plan. The number of ordinary shares with respect to which share options or share appreciation rights may be granted to an employee under the Share Incentive Plan in any calendar year cannot exceed 500,000.

The Share Incentive Plan is administered by our compensation committee (the “Committee”). Among other things, the Committee has complete discretion, subject to the express limits of the Share Incentive Plan, to determine the employees, directors and consultants to be granted awards, the types of awards to be granted, the number of our ordinary shares to be subject to each award, if any, the exercise price under each option, the base price of each share appreciation right, the term of each award, the vesting schedule and/or performance goals for each award that utilizes such a schedule or provides for performance goals, whether to accelerate vesting, the value of the ordinary shares, and any required withholdings. Either our board of directors or the Committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would materially and adversely affect the participant. The Committee is also authorized to construe the award agreements and may prescribe rules relating to the operation of the Share Incentive Plan.

The Share Incentive Plan provides for the grant of share options, which may be either “incentive share options” (ISOs), which are intended to meet the requirements for special U.S. federal income tax treatment under the Code, or “nonqualified share options” (NQSOs). Options may be granted on such terms and conditions as the Committee may determine; provided, however, that the per share exercise price under an option may not be less than the fair market value of an underlying CNIH ordinary share on the date of grant, and the term of an ISO may not exceed ten years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital Share of CNIH or a parent or subsidiary of CNIH). ISOs may only be granted to employees. In addition, the aggregate fair market value of the ordinary shares underlying one or more ISOs (determined at the time of grant) which are exercisable for the first time by any one employee during any calendar year may not exceed $100,000.

A restricted share award under the Share Incentive Plan is a grant or sale of our ordinary shares to the participant, subject to such transfer, forfeiture and/or other restrictions specified by the Committee in the award. Dividends, if any, declared by us will be paid on the shares, even during the period of restriction.

An unrestricted share award under the Share Incentive Plan is a grant or sale of our ordinary shares to the participant that is not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered thereby to us or an affiliate or for other valid consideration.

Performance unit awards under the Share Incentive Plan entitle the participant to receive a specified payment in cash upon the attainment of specified individual or company performance goals.

Performance share awards under the Share Incentive Plan entitle the participant to receive a specified number of our ordinary shares upon the attainment of specified individual or company performance goals.

A distribution equivalent right award under the Share Incentive Plan entitles the participant to receive bookkeeping credits, cash payments and/or our ordinary share distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of our ordinary shares during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded under the Share Incentive Plan as a component of another award, where, if so awarded, such distribution equivalent right will expire, terminate or be forfeited by the participant under the same conditions as under such other award.

The award of an SAR under the Share Incentive Plan entitles the participant, upon exercise, to receive an amount in cash, our ordinary shares or a combination thereof, equal to the increase in the fair market value of the underlying CNIH ordinary shares between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, options granted under the Share Incentive Plan. An SAR granted in tandem with an option under the Share Incentive Plan is granted at the same time as the related option and is exercisable only at such times, and to the extent, that the related option is exercisable and expires upon termination or exercise of the related option. In addition, the related option may be exercised only when the value of our ordinary shares subject to the option exceeds the exercise price under the option. An SAR that is not granted in tandem with an option is exercisable at such times as the Committee may specify.

The Share Incentive Plan prohibits the issuance of an award with terms and conditions that would cause the award to be considered nonqualified deferred compensation under Section 409A of the Internal Revenue Code. Except as provided in the Share Incentive Plan, awards granted under the Share Incentive Plan are not transferable and may be exercised only by the participant or by the participant’s guardian or legal representative. Each award agreement will specify, among other things, the effect on an award of the disability, death, retirement, authorized leave of absence or other termination of employment of the participant. We may require a participant to pay us the amount of any required withholding in connection with the grant, vesting, exercise or disposition of an award. A participant is not considered a shareholder with respect to the our ordinary shares underlying an award until the shares are issued to the participant.

Our board of directors may at any time terminate the Share Incentive Plan with respect to any awards that have not theretofore been granted, provided that no such termination may be effected if it would materially and adversely affect the rights of a participant with respect to any award theretofore granted without the participant’s consent. Our board of directors may at any time amend or alter the Share Incentive Plan, provided that no change in any award theretofore granted may be made which would materially and adversely impair the rights of a participant with respect to such award without that participant’s consent.

SELLING SHAREHOLDERS

This prospectus is part of a registration statement we filed with the SEC using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, if required, one or more selling shareholders may sell from time to time our ordinary shares in one or more offerings. This prospectus provides you with a general description of our ordinary shares that may be offered. Each time selling shareholders sell our ordinary shares pursuant to this prospectus, we may also be required to provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the additional information incorporated by reference in this prospectus described under “Where You Can Find Additional Information” before making an investment in our ordinary shares.

This prospectus covers the issuance by us of 10,464,400 ordinary shares, of which:

•	8,044,400 are issuable upon the exercise of the public warrants;

•	1,820,000 are issuable upon the exercise of outstanding insider warrants;

•
300,000 are issuable upon exercise of the units underlying the unit purchase option (the “UPO”), issued by Alyst to the representatives of the underwriters in Alyst’s initial public offering, each unit consisting of one ordinary share and one warrant to purchase one ordinary share, at an exercise price of $10.00 per unit; and

•	300,000 are issuable upon exercise of the warrants included as part of the units issuable on exercise of the UPO.

This prospectus also covers the resale by selling security holders of:

•	1,820,000 outstanding insider warrants;

•	1,820,000 ordinary shares acquired upon exercise of the insider warrants;

•	2,983,488 ordinary shares acquired or received in connection with the consummation of our Business Combination;

•	300,000 warrants included as part of the units issuable on exercise of the UPO;

•	300,000 ordinary shares included as part of the units issuable on exercise of the UPO; and

•	300,000 ordinary shares underlying the warrants issued as part of the units issuable on exercise of the UPO.

We have agreed to register the issuance by us, or the resale by the selling shareholders, of the ordinary shares covered by this prospectus.

The following table sets forth information about the beneficial ownership of each selling shareholder as to:

•	the number of ordinary shares that are beneficially held by each selling shareholder; and

•	the maximum number of ordinary shares that may be offered by each selling shareholder in the prospectus.

We cannot estimate the number of ordinary shares that will be beneficially owned by the selling shareholders after completion of this offering because the selling shareholders may sell all, some or none of the ordinary shares beneficially owned by them prior to this offering and may subsequently acquire beneficial ownership of other shares. Our registration of these securities does not necessarily mean that the selling shareholders will sell any or all of the securities.

The information provided in the table below and the footnotes thereto with respect to each selling shareholder has been provided by that selling shareholder.  We believe that the selling shareholders have sole voting and investment powers over their ordinary shares except as indicated below.

Name	Ordinary Shares Owned Prior to the Offering		Percentage of Outstanding Ordinary Shares(1)	Ordinary Shares Offered For Resale Hereby		Percentage of Outstanding Ordinary Shares(1)	Ordinary Shares Owned After the Offering	Percentage of Outstanding Ordinary Shares(1)
Michael E. Weksel	1,149,794	(2)	7.49%	590,000	(3)	3.84%	559,794	3.65%
Robert A. Schriesheim	590,000	(4)	3.84%	590,000	(4)	3.84%	—	—
Dr. William Weksel	590,000	(4)	3.84%	590,000	(4)	3.84%	—	—
Robert H. Davies	590,000	(5)	3.84%	590,000	(5)	3.84%	—	—
Paul Levy	317,500	(6)	2.07%	317,500	(6)	2.07%	—	—
Millennium Trust Company, LLC Cust FBO Ira Hollenberg, Rollover IRA	287,500	(7)	1.87%	287,500	(7)	1.87%	—	—
Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP)	287,500	(7)	1.87%	287,500	(7)	1.87%	—	—
Norbert W. Strauss	95,834	(8)	0.62%	95,834	(8)	0.62%	—	—
David Strauss	95,833	(9)	0.62%	95,833	(9)	0.62%	—	—
Jonathan Strauss	95,833	(9)	0.62%	95,833	(9)	0.62%	—	—
Matthew Botwin	30,000	(10)	0.20%	30,000	(10)	0.20%	—	—
Stephen J. DeGroat	76,046	(11)	0.50%	76,046	(11)	0.50%	—	—
Maxim Partners LLC	85,349	(12)	0.56%	85,349	(12)	0.56%	—	—
RBC Capital Markets Corporation	270,175	(13)	1.76%	270,175	(13)	1.76%	—	—
Scott T. Bass	45,209	(14)	0.29%	45,209	(14)	0.29%	—	—
Richard K. Prins	85,209	(15)	0.56%	85,209	(15)	0.56%	—	—
Craig A. Ascari	10,000	(16)	0.07%	10,000	(16)	0.07%	—	—
Christopher A. Freeman	11,500	(17)	0.07%	11,500	(17)	0.07%	—	—
Jesup & Lamont Securities Corporation	270,000	(18)	1.76%	270,000	(18)	1.76%	—	—
South Ferry #2 LP	176,750	(19)	1.15%	176,750	(19)	1.15%	—	—
Moshe Rosenfeld	3,500	(19)	0.02%	3,500	(19)	0.02%	—	—
Platinum Partners Value Arbitrage, LP	175,000	(19)	1.14%	175,000	(19)	1.14%	—	—
Atlas Master Fund Ltd	105,000	(19)	0.68%	105,000	(19)	0.68%	—	—
Leon Meyers	105,000	(19)	0.68%	105,000	(19)	0.68%	—	—
Globis Capital Partners, LP	52,500	(19)	0.34%	52,500	(19)	0.34%	—	—
Chardan SPAC Asset Management LLC	52,500	(19)	0.34%	52,500	(19)	0.34%	—	—
BDS Capital Fund I, LLC	43,750	(19)	0.29%	43,750	(19)	0.29%	—	—
Alpha Capital Anstalt	35,000	(19)	0.23%	35,000	(19)	0.23%	—	—
MLR Capital Offshore Master Fund Ltd	35,000	(19)	0.23%	35,000	(19)	0.23%	—	—
KATA Ltd	35,000	(19)	0.23%	35,000	(19)	0.23%	—	—
Beechwood Capital Group LLC	26,250	(19)	0.17%	26,250	(19)	0.17%	—	—
Aaron Wolfson	17,500	(19)	0.11%	17,500	(19)	0.11%	—	—
Globis International Investments LLC	17,500	(19)	0.11%	17,500	(19)	0.11%	—	—
Eliezer Levitin	12,250	(19)	0.08%	12,250	(19)	0.08%	—	—
Globis Overseas Fund, Ltd	8,750	(19)	0.06%	8,750	(19)	0.06%	—	—
Nicole Kubin	8,750	(19)	0.06%	8,750	(19)	0.06%	—	—
AME Capital Group LLC	8,750	(19)	0.06%	8,750	(19)	0.06%	—	—
Cam Elm Company LLC	8,750	(19)	0.06%	8,750	(19)	0.06%	—	—
XEL Inc.	8,750	(19)	0.06%	8,750	(19)	0.06%	—	—
Brio Capital L.P.	8,750	(19)	0.06%	8,750	(19)	0.06%	—	—
Diamond Street Equities LLC	8,750	(19)	0.06%	8,750	(19)	0.06%	—	—
Ezra Birnbaum	8,750	(19)	0.06%	8,750	(19)	0.06%	—	—
China Private Equity Partners Co., Ltd	8,750	(19)	0.06%	8,750	(19)	0.06%	—	—
Bantry Bay Ventures, LLC	8,750	(19)	0.06%	8,750	(19)	0.06%	—	—

(1)
Calculated based on: (i) an aggregate of 12,927,888 ordinary shares issued and outstanding as of December 28, 2009; (ii) the issuance of 1,820,000 ordinary shares upon the exercise of the insider warrants; (iii) the issuance of 300,000 ordinary shares upon the exercise of the warrants included as part of the units issuable on exercise of the UPO: and (iv) the 300,000 ordinary shares included as part of the units issuable on exercise of the UPO, but not including ordinary shares issuable upon exercise, if any, of the public warrants.

(2)
Consisting of: (i) 350,000 ordinary shares issued in a private placement in connection with Alyst’s IPO; (ii) 12,500 ordinary shares issued in a private placement in connection with Alyst’s IPO and held by the Carina Heart Weksel Irrevocable Trust, a trust established for the benefit of Mr. Weksel’s daughter; (iii) 227,500 ordinary shares issuable upon the exercise of the insider warrants; and (iv) 559,794 ordinary shares issuable upon exercise of public warrants purchased in the open market and subject to a Put-Call Agreement with CNIH (as successor in interest to Alyst Acquisition Corp.) at an exercise price of $0.0446.

(3)
Consisting of: (i) 350,000 ordinary shares issued in a private placement in connection with Alyst’s IPO; (ii) 12,500 ordinary shares issued in a private placement in connection with Alyst’s IPO and held by the Carina Heart Weksel Irrevocable Trust, a trust established for the benefit of Mr. Weksel’s daughter; and (iii) 227,500 ordinary shares issuable upon the exercise of the insider warrants.

(4)	Consisting of: (i) 362,500 ordinary shares issued in a private placement in connection with Alyst’s IPO; and (ii) 227,500 ordinary shares issuable upon the exercise of the insider warrants.

(5)
Consisting of: (i) 352,500 ordinary shares issued in a private placement in connection with Alyst’s IPO; (ii) 10,000 ordinary shares issued in a private placement in connection with Alyst’s IPO and held by the 2006 Robert H. Davies Delaware Trust f/b/o Alexander B. Davies, a trust established for the benefit of Mr. Davies’ son; and (iii) 227,500 ordinary shares issuable upon the exercise of the insider warrants.

(6)	Consisting of: (i) 90,000 ordinary shares issued in a private placement in connection with Alyst’s IPO; and (ii) 227,500 ordinary shares issuable upon the exercise of the insider warrants.

(7)	Consisting of: (i) 60,000 ordinary shares issued in a private placement in connection with Alyst’s IPO; and (ii) 227,500 ordinary shares issuable upon the exercise of the insider warrants.

(8)	Consisting of: (i) 20,000 ordinary shares issued in a private placement in connection with Alyst’s IPO; and (ii) 75,834 ordinary shares issuable upon the exercise of the insider warrants.

(9)	Consisting of: (i) 20,000 ordinary shares issued in a private placement in connection with Alyst’s IPO; and (ii) 75,833 ordinary shares issuable upon the exercise of the insider warrants.

(10)	Represents ordinary shares issued in a private placement in connection with Alyst’s IPO.

(11)	Represents ordinary shares issued to the representatives of Alyst’s IPO underwriters as deferred commission and non-accountable expense allowance due from Alyst’s IPO.

(12)
Consisting of: (i) 25,349 ordinary shares issued to the representatives of Alyst’s IPO underwriters as deferred  commission and non-accountable expense allowance due from Alyst’s IPO, (ii) 30,000 ordinary shares issuable upon exercise of the warrants included as part of the units issuable on exercise of the UPO; and (iii) 30,000 ordinary shares included as part of the units issuable on exercise of the UPO.

(13)
Consisting of: (i) 121,675 ordinary shares issued to the representatives of Alyst’s IPO underwriters as deferred  commission and non-accountable expense allowance due from Alyst’s IPO, (ii) 74,250 ordinary shares issuable upon exercise of the warrants included as part of the units issuable on exercise of the UPO; and (iii) 74,250 ordinary shares included as part of the units issuable on exercise of the UPO.

(14)
Consisting of: (i) 15,209 ordinary shares issued to the representatives of Alyst’s IPO underwriters as deferred  commission and non-accountable expense allowance due from Alyst’s IPO, (ii) 15,000 ordinary shares issuable upon exercise of the warrants included as part of the units issuable on exercise of the UPO; and (iii) 15,000 ordinary shares included as part of the units issuable on exercise of the UPO.

(15)
Consisting of: (i) 15,209 ordinary shares issued to the representatives of Alyst’s IPO underwriters as deferred  commission and non-accountable expense allowance due from Alyst’s IPO, (ii) 35,000 ordinary shares issuable upon exercise of the warrants included as part of the units issuable on exercise of the UPO; and (iii) 35,000 ordinary shares included as part of the units issuable on exercise of the UPO.

(16)
Consisting of: (i) 5,000 ordinary shares issuable upon exercise of the warrants included as part of the units issuable on exercise of the UPO; and (ii) 5,000 ordinary shares included as part of the units issuable on exercise of the UPO.

(17)
Consisting of: (i) 5,750 ordinary shares issuable upon exercise of the warrants included as part of the units issuable on exercise of the UPO; and (ii) 5,750 ordinary shares included as part of the units issuable on exercise of the UPO.

(18)
Consisting of: (i) 135,000 ordinary shares issuable upon exercise of the warrants included as part of the units issuable on exercise of the UPO; and (ii) 135,000 ordinary shares included as part of the units issuable on exercise of the UPO.

(19)	Represents ordinary shares issued as merger consideration in connection with the Business Combination.

DESCRIPTION OF SECURITIES

The following description of the material terms of our ordinary shares and warrants includes a summary of specified provisions of our Amended and Restated Memorandum and Articles of Association. This description is subject to the relevant provisions of British Virgin Islands law and qualified by reference to our Amended and Restated Memorandum and Articles of Association, copies of which are incorporated herein by reference.

General.  We are authorized to issue 74,000,000 ordinary shares, par value $.0001, and 1,000,000 preferred shares, $.0001 par value.

Ordinary Shares.  Holders of our ordinary shares are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to preferred shares, the holders of our ordinary shares are entitled to receive dividends if and when declared by our board of directors. Subject to the prior rights of the holders, if any, of the preferred shares, the holders of our ordinary shares are entitled to share ratably in any distribution of our assets upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

We have outstanding approximately 12,927,888 ordinary shares. The remaining shares of authorized and unissued ordinary shares are available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing shares in private placements to purchasers who might side our board of directors in opposing a hostile takeover bid.

Warrants.  We have 9,841,632 warrants outstanding. Each warrant entitles the registered holder to purchase one share of our ordinary shares at a price of $5.00 per share, subject to adjustment as discussed below. The warrants will expire at 5:00 p.m., New York City time on June 28, 2011. We may call the warrants for redemption (including the insider warrants and any warrants issued upon exercise of the UPO), with the prior consent of RBC Capital Markets Corporation (as successor in interest to Ferris, Baker Watts) and Jesup & Lamont: (a) in whole and not in part, (b) at a price of $.01 per warrant at any time after the warrants become exercisable, (c) upon not less than 30 days’ prior written notice of redemption to each warrantholder and (d) if, and only if, the reported last sale price of the ordinary shares equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders. Those warrants originally issued to insiders of Alyst are identical to those held by the public warrant holders, except they also contain a cashless exercise feature.

The warrants have been issued in registered form under a warrant agreement between CNIH (as successor in interest to Alyst) and Continental Stock Transfer & Trust Company, as warrant agent.

Since we may redeem the warrants only with the prior written consent of RBC Capital Markets Corporation and Jesup & Lamont and RBC Capital Markets Corporation and Jesup & Lamont may hold warrants subject to redemption, they may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that RBC Capital Markets Corporation and Jesup & Lamont will consent to such redemption if it is not in RBC Capital Markets Corporation’s and Jesup & Lamont’s best interest even if it is in our best interest.

If we call the warrants for redemption as described above, we have agreed to allow Robert A. Schriesheim, Dr. William Weksel, Robert H. Davies, Michael E. Weksel, Paul Levy, Ira Hollenberg IRA, Silverman Realty Group, Inc. Profit Sharing Plan (LCPSP), Norbert W. Strauss, David Strauss and Jonathan Strauss and their affiliates to exercise the insider warrants on a “cashless basis.” If the holders take advantage of this option, they would pay the exercise price by surrendering their insider warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the insider warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each ordinary share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

The warrants may be deprived of any value and the market for the warrants may be limited if this prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, her or it, we will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount for such fractional share in cash based on the market value of the ordinary shares on the last trading day prior to the exercise date.

Listing

Our ordinary shares and warrants are quoted on the OTC Bulletin Board under the symbols “CNWHF.OB”, and “CHNWF.OB”, respectively.  On December 28, 2009, the closing sale prices of the ordinary shares and warrants on the OTC Bulletin Board were $1.26 per share and $0.03 per warrant.  Our ordinary shares and warrants traded on the NYSE Amex until July 17, 2009, when the trading of such securities was suspended pending our ability to meet the Exchange’s listing requirements following our business combination with China Networks.  We were delisted from the NYSE Amex in September 2009 for failure to meet such listing requirements.

UPO

In connection with Alyst’s IPO, an option to purchase up to a total of 300,000 units was issued to representatives of the underwriters, for $100.  The units issuable upon exercise of the option are identical to the units issued to the public in the IPO, except that the exercise price of the underlying warrants will be $7.50 per share.  The fair value of the option at the date of issuance was estimated by Alyst to be approximately $930,000 (or $3.10 per unit) using a Black-Scholes option-pricing model.  Alyst has no obligation to net cash settle the exercise of the unit purchase option of the warrants underlying such option.  The representatives are not entitled to exercise the option or the underlying warrants unless a registration statement covering the securities underlying the option is effective or an exemption from registration under the Securities Act is available.  If the representatives are unable to exercise the option or the underlying warrants, the securities will expire as worthless.

Our Amended and Restated Memorandum and Articles of Association

Clause 5 of our Amended and Restated Memorandum of Association sets forth the objects and powers of our company.  Section 5.1 provides that, subject to certain provisions set forth in our Amended and Restated Memorandum of Association, the objects for which we are established are unrestricted and we shall have the full power and authority to carry out any object not prohibited by the Act or any other law of the British Virgin Islands.  Notwithstanding the foregoing, Section 5.2 provides that we have no power to: (i) carry on banking or trust business, unless licensed to do so under the Banks and Trust Companies Act, 1990; (ii) carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless licensed or authorized to do so under the Insurance Act, 1994; (iii) carry on the business of company management unless licensed to do so under the Companies Management Act, 1990; (iv) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands unless licensed to do so under the Banks and Trust Companies Act, 1990; and (v) carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless licensed to do so under the Mutual Funds Act, 1996.

Authorized Shares

Our Amended and Restated Memorandum of Association authorizes the issuance of a maximum of 75,000,000 shares, of which 74,000,000 are ordinary shares, with $.0001 par value per share, and 1,000,000 are preferred shares of $.0001 par value per share.  Our board of directors or shareholders may from time to time by Resolution of Directors or Resolution of Shareholders increase the maximum number of shares we are authorized to issue, by amendment to our Amended and Restated Memorandum and Articles of Association in accordance with the provisions set forth in “—Amendment to our Amended and Restated Memorandum and Articles of Association.”  “Resolution of Directors” requires the consent of the majority of our board of directors and “Resolution of Shareholders” requires the consent of the majority of our shareholders.

Rights Conferred by Shares

    Each share confers on the holder: (i) the right to one vote on any Resolution of Members; (ii) the right to an equal share in any dividend paid by us in accordance with the Act; and (iii) the right to an equal share in the distribution of our surplus assets.  If at any time we are authorized to issue shares of more than one class the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not CNIH is being wound up, be varied only with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.  Our directors may, subject to the Act, by amending our Amended and Restated Memorandum and Articles of Association, determine the designations, powers, preferences and relative, participation, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges, voting powers and liquidation preferences that any preferred share issued by CNIH confers on the holder.

    Our Amended and Restated Memorandum and Articles of Association do not contain any limits on the right to own securities, including the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities imposed by foreign law or by our charter or our other constituent documents.

Directors

Number of Directors and Filling Vacancies on the Board of Directors. BVI law requires that the board of directors of a company consist of one or more members and that the number of directors shall be fixed by the company’s Articles of Association. Our Amended and Restated Articles of Association provide for no maximum number of directors, subject to any subsequent amendment to change the number of directors. The power to determine the number of directors is vested in the board of directors and the shareholders. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in the board of directors in the interim period between annual or special meetings of members called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection. Directors may be removed by the members for cause or without cause on a vote of a majority of the shareholders passed at a meeting called for the purpose of removing the director or by written resolution or with cause by a resolution of directors passed at a meeting or by written resolution.

Election of Directors.  Under BVI law, there is no cumulative voting by shareholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a shareholders meeting may, if they so choose, elect all of our directors, thus precluding a small group of shareholders from controlling the election of one or more representatives to the board of directors.

Duties of Directors and Conflicts of Interests

Our Amended and Restated Articles of Association provide that a director who is interested in a transaction entered into or to be entered into by us may: (i) vote on a matter relating to the transaction; attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and (iii) sign a document on behalf of CNIH, or do any other thing in his capacity as a director, that relates to the transaction.  Additionally, our Amended and Restated Articles of Association provide that no director shall be disqualified by his office from contracting with CNIH either as a buyer, seller or otherwise, nor shall any such contract or arrangement entered into by or on behalf of CNIH in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to CNIH for any profit realized by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided such director shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by CNIH, disclose such interest to our board of directors.  For the purposes of the Articles of Association:

(a) A director is not required to make such a disclosure if: (i) the transaction or proposed transaction is between the director and CNIH, and (ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of our business and on usual terms and conditions.

(b) A disclosure to our board of directors to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.  Such a disclosure is not made to our board of directors unless it is made or brought to the attention of every director on the board.

(c) Subject to Section 125(1) of the Act, the failure by a director to comply with this Article does not affect the validity of a transaction entered into by the director or the Company.

Pursuant to our Amended and Restated Articles of Association, a director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the directors and meeting of the members and at any separate meeting of the holders of any class of our shares.  In addition, the remuneration of directors (whether by way of salary, commission, participation in profits or otherwise) in respect of services rendered or to be rendered in any capacity to CNIH (including to any company in which we may be interested) shall be fixed by Resolution of Directors or Resolution of Members.  The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with our business as shall be approved by Resolution of Directors or Resolution of Members.

Indemnification of Officers and Directors

A director of a company formed under the laws of the British Virgin Islands is obligated to act honestly and in good faith in the best interests of the company of which he is a director and exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances, taking into account the factual circumstances. Our Amended and Restated Memorandum and Articles of Association do not relieve directors from personal liability arising from the management of the business of the company. Notwithstanding the foregoing, Section 132 of the Act provides that we may indemnify directors against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment. There are no agreements that relieve directors from personal liability. There are no provisions under the Act or our Amended and Restated Memorandum and Articles of Association which provide for the indemnification of any persons other than directors. We are permitted to obtain, and have obtained, director and officer insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC and such indemnification is against public policy, as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Defenses Against Hostile Takeovers

While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of our Amended and Restated Memorandum and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the full texts of our Amended and Restated Memorandum and Articles of Association incorporated herein by reference.

In general, the anti-takeover provisions of our Amended and Restated Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by our board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of our board of directors. The provisions would not prohibit an acquisition of control of CNIH or a tender offer for all of our shares. The provisions are designed to discourage any tender offer or other attempt to gain control of CNIH in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of CNIH in a short time and then impose its will on the remaining shareholders. However, to the extent these provisions successfully discourage the acquisition of control of CNIH or tender offers for all or part of our shares without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by shareholders to be in their best interests.

Tender offers or other non-open market acquisitions of shares will generally be made at prices above the prevailing market price of our shares. In addition, acquisitions of shares by persons attempting to acquire control through market purchases may cause the market price of the shares to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of our shares, and may thereby deprive shareholders of an opportunity to sell their shares at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those shareholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not shareholders deem such transactions to be in their best interest.

Shareholder Meetings

BVI law provides that shareholder meetings shall be convened by the board of directors upon the written request of shareholders holding at least 30% of the votes of the outstanding voting shares of the company. Our Amended and Restated Articles of Association provide that shareholder meetings may be called by the directors or by shareholders holding more than 30% of the votes of the outstanding voting shares of the company.

Rights of Minority Shareholders

Under the law of the British Virgin Islands, there is statutory protection of minority shareholders under the Act. The principal protection under the Act is that shareholders may bring an action to enforce the memorandum and articles of association of the company. The Act sets forth the procedure to bring such an action. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the company’s memorandum and articles of association. CNIH is obliged to hold an annual general meeting under its memorandum and articles of association and provide for the election of directors. Companies may appoint an independent auditor and shareholders may receive the audited financial statements of the company, but are not entitled to do so under the Act.

The Act has introduced a series of remedies available to members. Where a company incorporated under the Act conducts some activity which breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Members can now also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies have also been incorporated into the Act – where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may now apply to the court for an order on such conduct.

Any member of a company may apply to court for the appointment of a liquidator of the company and the court may appoint a liquidator of the company if it is of the opinion that it is just and equitable to do so.

The Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger; (b) a consolidation; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10%, or fewer of the issued shares of the company required by the holders of 90%, or more of the shares of the company pursuant to the terms of the Act; and (e) an arrangement, if permitted by the court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for BVI business companies is limited. Under the general rule pursuant to English company law, known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority, (ii) acts that constitute fraud on the minority where the wrongdoers control the company, (iii) acts that infringe on the rights of the shareholders, such as the right to vote, and (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Transfer of our Securities Upon Death of Holder

Because we are a BVI company, the transfer of our securities, including the ordinary shares and warrants, for estate administration purposes will be governed by BVI law. This may require that the estate of a deceased security holder of CNIH seek to obtain a grant of probate or letters of administration from a BVI court in order to transfer the shares upon the shareholder’s death. We have attempted to modify this requirement by inserting in our Amended and Restated Articles of Association a provision that permits the board of directors to decide whether or not to permit transfers based on estate documentation from non-BVI jurisdictions, more in accordance with U.S. practice, without any action having to be taken in the British Virgin Islands. The board of directors intends to follow this procedure. There is no assurance that this will result in an enforceable transfer. The board of directors will be fully indemnified for its actions in this regard pursuant to the Amended and Restated Articles of Association.

Amendment to our Amended and Restated Memorandum and Articles of Association

    Subject to the provisions of the Act, the directors or shareholders may from time to time amend our Amended and Restated Memorandum or Articles of Association by Resolution of Directors or Resolution of Shareholders.  The directors shall give notice of such resolution to our registered agent, for the registered agent to file with the Registrar a notice of the amendment to our Amended and Restated Memorandum or Articles of Association, or a restated memorandum and articles of association incorporating the amendment(s) made, and any such amendment to our Amended and Restated Memorandum or Articles of Association will take effect from the date of the registration by the Registrar of the notice of amendment or restated memorandum and articles of association incorporating the amendment(s) made.

    Notwithstanding the foregoing, the directors shall not have the power to amend our Amended and Restated Memorandum or Articles of Association (i) to restrict the rights or powers of the shareholders to amend the same, (ii) to change the percentage of shareholders required to pass a resolution to amend the same, or (iii) in circumstances where the our Amended and Restated Memorandum or Articles of Association cannot be amended by the shareholders.  A change of registered office or registered agent shall not constitute an amendment of our Amended and Restated Memorandum or Articles of Association. In addition, amendment to the Memorandum or Articles which would have the effect of varying the rights of the holders of a class of shares may only be made in accordance with the provisions of the Memorandum and Articles relating to the variation of class rights.

Registered Agent

Our registered agent is Maples Corporate Services (BVI) Limited of Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary describes the material U.S. federal income tax considerations relating to an investment in the ordinary shares and warrants of CNIH which are the subject of this registration statement.

The discussion below of the material U.S. federal income tax consequences to ‘‘U.S. Holders’’ will apply to a beneficial owner that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of the ordinary shares and warrants of CNIH is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a ‘‘Non-U.S. Holder.’’ The U.S. federal income tax consequences applicable to Non-U.S. Holders of owning ordinary shares and warrants in CNIH are described at the end of this discussion.

This discussion is for general information purposes only. It is based on the Code, its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of ordinary shares and warrants of CNIH based on such holder’s individual circumstances. In particular, this discussion addresses holders only insofar as such holders acquire their ordinary shares and warrants of CNIH pursuant to this registration statement and own and hold such ordinary shares or warrants as capital assets within the meaning of Code Section 1221. In addition, this discussion does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or ‘‘financial services entities;’’

•	broker-dealers;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 5% or more of our voting shares;

•	persons that hold CNIH ordinary shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold the ordinary shares and warrants of CNIH through such entities.

The IRS may disagree with one or more statements herein, and its determination may be upheld by a court.

The discussion set forth in this summary assumes that CNIH will be treated as a foreign corporation for U.S. federal income tax purposes. If, however, Code Section 7874(b) (‘‘Section 7874(b)’’) were to apply to the redomestication merger which took place on June 25, 2009, pursuant to which Alyst merged with and into CNIH, its wholly-owned subsidiary, to effect its redomestication to the British Virgin Islands, then CNIH, as the surviving entity, would be subject to U.S. federal income tax as if it were a domestic corporation. Section 7874(b) generally provides that a corporation organized outside the United States which acquires, directly or indirectly, pursuant to a plan or series of related transactions substantially all of the assets of a corporation organized in the United States will be treated as a domestic corporation for U.S. federal income tax purposes if shareholders of the acquired corporation, by reason of owning shares of the acquired corporation, own at least 80% (of either the voting power or the value) of the stock of the acquiring corporation after the acquisition. Under temporary regulations recently promulgated under Section 7874, a warrant holder of either the acquired corporation or the acquiring corporation generally is treated for this purpose as owning stock of the acquired corporation or the acquiring corporation, as the case may be, with a value equal to the excess of the value of the shares underlying the warrant over the exercise price of the warrant. If Section 7874(b) were to apply to the redomestication merger, then, among other things, CNIH, as the surviving entity, would be subject to U.S. federal income tax on its worldwide taxable income following the redomestication merger and the Business Combination as if CNIH were a domestic corporation.

After the completion of the Business Combination, which occurred immediately after and as part of the same plan as the redomestication merger, the former stockholders of Alyst (including warrant holders treated as owning stock of Alyst pursuant to the temporary regulations under Section 7874) should be considered to own, by reason of owning (or being treated as owning) stock of Alyst, less than 80% of the voting power and the value of the ordinary shares of CNIH (including any warrants treated as shares of CNIH pursuant to the temporary regulations promulgated under Section 7874). Accordingly, taking the redomestication merger and Business Combination together, Section 7874(b) should not apply to treat CNIH as a U.S. corporation for U.S. federal income tax purposes. However, due to the absence of full guidance on how the rules of Section 7874(b) will apply to the transactions which comprised the redomestication merger and Business Combination, this result is not free from doubt. If, for example, the redomestication merger were ultimately determined for purposes of Section 7874(b) as having occurred prior to, and separate from, the Business Combination for U.S. federal income tax purposes, the share ownership threshold for applicability of Section 7874(b) generally would be satisfied (and CNIH would be treated as a U.S. corporation for U.S. federal income tax purposes) because the former stockholders of Alyst (including warrant holders treated as owning stock of Alyst), by reason of owning (or being treated as owning) stock of Alyst, would own all of the shares (including any warrants treated as shares) of CNIH immediately after the redomestication merger. Although, in general, “step transaction” tax principles support the view that the redomestication merger and the Business Combination should be viewed together for purposes of determining whether Section 7874(b) is applicable, such that Section 7874(b) would not apply to treat CNIH as a domestic corporation for U.S. federal income tax purposes, because of the absence of guidance under Section 7874(b) directly on point, this result is not free from doubt and there can be no assurance that the Internal Revenue Service (IRS) or a court will not adopt a contrary view. As a result, investors are urged to consult their own tax advisors on this issue.

U.S. Federal Income Tax Consequences to U.S. Holders of Ordinary Shares and Warrants of CNIH

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (‘‘PFIC’’) rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any dividend paid on the ordinary shares of CNIH. A distribution on such ordinary shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of current or accumulated earnings and profits of CNIH (as determined for U.S. federal income tax purposes). Such dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares in CNIH and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends may be taxed at the lower applicable long-term capital gains rate (see ‘‘Taxation on the Disposition of Ordinary Shares and Warrants’’ below) provided that (1) the ordinary shares of CNIH are readily tradable on an established securities market in the United States, (2) CNIH is not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. Under published IRS authority, ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which does not include the OTC Bulletin Board on which CNIH ordinary shares are currently trading. Accordingly, dividends paid on the ordinary shares of CNIH may not qualify for the lower rate unless and until CNIH’s ordinary shares are restored to an acceptable securities exchange.  In any event, U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to the shares of CNIH.

If PRC or other foreign taxes apply to dividends paid to a U.S. Holder by CNIH, such taxes may be treated as foreign taxes eligible for credit against such holder’s U.S. federal income tax liability (subject to certain conditions and limitations). U.S. Holders should consult their own tax advisors regarding the creditability of any such non-U.S. taxes. U.S. Holders should also consult their own tax advisors regarding their eligibility for the benefits of the income tax treaty between the United States and the PRC.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of the ordinary shares and warrants in CNIH, and subject to the PFIC rules discussed below, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

If PRC taxes apply to any gain from the disposition of the ordinary shares by a U.S. Holder, such taxes may be treated as foreign taxes eligible for credit against such holder’s U.S. federal income tax liability (subject to certain limitations), and a U.S. Holder may be entitled to certain benefits under the income tax treaty between the United States and the PRC. U.S. Holders should consult their own tax advisors regarding the creditability of any such PRC tax and their eligibility for the benefits of the income tax treaty between the United States and the PRC.

Exercise or Lapse of a Warrant

Subject to the discussion of the PFIC rules below, a U.S. Holder should not recognize gain or loss upon the exercise for cash of a warrant to acquire ordinary shares in CNIH. Ordinary shares acquired pursuant to the exercise for cash of a warrant generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary shares generally would begin on the day after the date of exercise of the warrant. If the terms of a warrant provide for any adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrants, such adjustment may, under certain circumstances, result in constructive distributions that could be taxable to the U.S. Holder of the warrants. Conversely, the absence of an appropriate adjustment similarly may result in a constructive distribution that could be taxable to the U.S. Holders of the ordinary shares in CNIH. See ‘‘– Taxation of Distributions Paid on Ordinary Shares,’’ above. If a warrant is allowed to lapse unexercised, a U.S. Holder should recognize a capital loss equal to such holder’s tax basis in the warrant.

Passive Foreign Investment Company Rules

CNIH will be a passive foreign investment company, or PFIC, if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, CNIH will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

The actual PFIC status of CNIH for any taxable year will not be determinable until after the end of its taxable year.  There can be no assurance with respect to the status of CNIH as a PFIC for the current taxable year or any future taxable year.

If CNIH were a PFIC for any taxable year during which a U.S. Holder held its ordinary shares or warrants and the U.S. Holder did not make either a timely qualified electing fund (‘‘QEF’’) election for the first taxable year of its holding period for the ordinary shares or a mark-to-market election, as described below, such holder will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and

•
any excess distribution made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares of CNIH during the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

•	the amount allocated to the taxable year in which the U.S. Holder recognized the gain or excess distribution will be taxed as ordinary income;

•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect of its ordinary shares in CNIH by making a timely QEF election to include in income its pro rata share of CNIH’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant to purchase ordinary shares of CNIH (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if CNIH were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares in CNIH (or has previously made a QEF election with respect to its ordinary shares in CNIH), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares will continue to apply with respect to such ordinary shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from CNIH. Upon request from a U.S. Holder, CNIH will endeavor to provide to the U.S. Holder, no later than 90 days after the request, such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that CNIH will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has elected the application of the QEF rules to its ordinary shares in CNIH, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the first tax year of the U.S. Holder’s holding period for such shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized on the appreciation of such shares would be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income would not be taxable as a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to CNIH’s PFIC status will be made annually, an initial determination that it is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or warrants of CNIH while it was a PFIC, whether or not it met the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for the first tax year in which the U.S. Holder holds (or is deemed to hold) ordinary shares in CNIH and for which it is determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death) discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which CNIH is not a PFIC. On the other hand, if the QEF election is not effective for each of the tax years in which CNIH is a PFIC and the U.S. Holder holds (or is deemed to hold) ordinary shares in CNIH, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns ordinary shares in a PFIC that is treated as marketable stock, the U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a valid mark-to-market election for the first tax year in which the U.S. Holder holds (or is deemed to hold) ordinary shares in CNIH and for which it is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since the ordinary shares of CNIH are quoted and traded only on the OTC Bulletin Board, such shares may not currently qualify as marketable stock for purposes of the election. As a result, U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to the ordinary shares of CNIH under their particular circumstances.

If CNIH is a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if CNIH receives a distribution from or disposes of all or part of its interest in, the lower-tier PFIC. Upon request, CNIH will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of ordinary shares or warrants in CNIH should consult their own tax advisors concerning the application of the PFIC rules to such ordinary shares and warrants under their particular circumstances.

U.S. Federal Income Tax Considerations for Non-U.S. Holders of Ordinary Shares and Warrants in CNIH

Dividends paid to a Non-U.S. Holder in respect to its ordinary shares in CNIH generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of ordinary shares or warrants in CNIH unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such individual’s gain from United States sources generally will be subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on the ordinary shares of CNIH within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of ordinary shares or warrants of CNIH by a non-corporate U.S. Holder paid to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to dividends paid on the ordinary shares of CNIH to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of shares of CNIH by a non-corporate U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Pursuant to the terms of the warrants, the ordinary shares will be issued to those warrant holders who surrender the certificates representing the warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company.  We do not know if or when the warrants will be exercised. We also do not know whether any of the ordinary shares acquired upon exercise will be sold.

The ordinary shares issued upon the exercise of the insider warrants, the UPO, the warrants issued as part of the units upon exercise of the UPO, and the other ordinary shares held by the selling shareholders that are covered by this prospectus, may be sold by the selling shareholders from time to time in:

▪ transactions in the over-the-counter market;

▪ negotiated transactions;

▪ underwritten offerings;

▪ a combination of such methods of sale; or

▪ any other method permitted pursuant to applicable law.

The selling shareholders may sell such ordinary shares at:

▪ fixed prices which may be changed;

▪ market prices prevailing at the time of sale;

▪ negotiated prices.

Persons who were affiliates of CNIH may resell all or a portion of the securities in reliance on the exemption contained in Rule 145(d) of the Securities Act.

The selling shareholders may effect these transactions by selling the ordinary shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from such shareholders and/or the purchasers of the securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities covered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the registered securities. There is currently no underwriter or coordinating broker acting in connection with the proposed sale of the registered securities by the selling shareholders.

The selling shareholders also may transfer the ordinary shares in other circumstances not involving a sale, in which case the transferees, donees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the ordinary shares from time to time under this prospectus as selling shareholders, and, if required, we will file a supplement to this prospectus under Rule 424(b) or other applicable provision of the Securities Act to include, transferee, donee, or other successors in interest as selling shareholders under this prospectus.

None of insider warrants could have be exercised prior to 90 days following consummation of the Business Combination, or September 27, 2009, in accordance with the terms of letter agreements entered into with Alyst and the representatives of the IPO underwriters in October 2006.  The UPO could not have been exercised prior to the consummation of the Business Combination.

In order to comply with the applicable securities laws of particular states, if applicable, the ordinary shares (including ordinary shares issued upon the exercise of the insider warrants) will be sold in the jurisdictions only through registered or licensed brokers or dealers. In addition, in particular states, the ordinary shares (including ordinary shares issued upon the exercise of the insider warrants) may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the distribution of the ordinary shares (including ordinary shares issued upon the exercise of the insider warrants) may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Each selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of shares of our securities by the selling shareholder.

We have agreed to pay for all costs of the registration of the ordinary shares (including ordinary shares issued upon the exercise of the insider warrants), including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; except that, the selling holders will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling shareholders against particular civil liabilities, including some liabilities under the Securities Act, or we will compensate them for some of these liabilities incurred in connection therewith.

Expenses of the Issue

The following statement sets forth the estimated expenses in connection with the offering described in the registration statement (all of which will be borne by us).

Securities and Exchange Commission Fee	$2,752.17
Accountants’ Fees and Expenses*	$10,000.00
Legal Fees and Expenses*	$10,000.00
TOTAL*	$22,752.17

    *Estimated.

Transfer Agent and Registrar

The name and address of the Transfer Agent and Registrar for the ordinary shares issuable upon exercise of the outstanding warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 (212-509-4000).

LEGAL MATTERS

On behalf of the Company, Maples & Calder LLP, British Virgin Islands counsel to CNIH, will pass upon the validity of the ordinary shares to be issued upon exercise of the outstanding warrants and certain other legal matters.  McDermott Will & Emery LLP, New York, New York, special U.S. counsel to the registrant, has provided its advice as to certain matters of U.S. law. Copies of the respective legal opinions are included as exhibits to the registration statement of which this prospectus forms a part.

EXPERTS

The financial statements of China Networks Media, Ltd. (formerly known as China Networks Limited) (a development stage enterprise) as of December 31, 2008 and 2007, for the year ended December 31, 2008, and for the period from March 30, 2007 (inception) to December 31, 2007 appearing in our Registration Statement on Form S-4, as amended, File No. 333-157026, have been audited by UHY LLP, independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of PRC TV Stations as at and for the periods ended December 31, 2008, December 31, 2007, December 31, 2006 and December 31, 2005 appearing in our Registration Statement on Form S-4, as amended, File No. 333-157026, have been audited by UHY Vocation HK CPA Limited, independent registered accountants, as stated in their reports thereon, included therein, and incorporated herein by reference, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE ON COMMISSION POSITION ON SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Companies Act and is therefore unenforceable.

You should rely only on the information contained or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

China Networks International Holdings Ltd.

10,464,400 Ordinary Shares

PROSPECTUS

●, 2010

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Section 132 of the BVI Business Companies Act, 2004 (as amended) (‘‘BCA’’) generally provides for indemnification and permits a company to obtain insurance. The Amended and Restated Memorandum and Articles of Association of the Registrant follows the BCA. The Registrant maintains director and officer liability insurance.

The following is a statement of Section 132 of the BCA:

Indemnification.

(1)           Subject to subsection (2) and its memorandum or articles, a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

(a)          is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company; or

(b)         is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

(2)           Subsection (1) does not apply to a person referred to in that subsection unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

(2A)        For the purposes of subsection (2), a director acts in the best interests of the company if he acts in the best interests of:

(a)         the company’s holding company; or

(b)         a shareholder or shareholders of the company;

in either case, in the circumstances specified in section 120(2), (3) or (4), as the case maybe;

(3)          The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

(3A)       Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the company in accordance with subsection (1).

(3B)        Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the company in accordance with subsection (1) and upon such other terms and conditions, if any, as the company deems appropriate.

(3C)        The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the company.

(4)           If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

(5)           A company shall not indemnify a person in breach of subsection (2) and, any indemnity given in breach of that section is void and of no effect.

The following is a statement of Section 133 of the BCA:

Insurance.

A company may purchase and maintain insurance in relation to any person, who is or was a director of the company, or who at the request of the company is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under section 132.

Item 9.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Memorandum and Articles of Association of CNIH, incorporated by reference to Exhibit D to the Company’s Report on Form 6-K, filed July 2, 2009 (SEC File No. 001-34395).

4.1	Specimen Ordinary Share Certificate, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

4.2	Form of Warrant, incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

4.3	Form of Warrant Agreement, incorporated by reference to Exhibit 4.1 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

5.1	Opinion of Maples & Calder LLP.

5.2	Opinion of McDermott Will & Emery LLP.

10.1
Form of Service Agreement between Advertising Networks Limited and Li Shuangqing, incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.2
Purchase Agreement, dated as of July 21, 2008, by and among China Networks Media and the investors listed on the Schedule of Investors attached thereto as Schedule I, incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.3
Registration Rights Agreement, dated July 21, 2008, by and among China Networks Media and the investors listed on Schedule A attached thereto, incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.4
Share Pledge Agreement, dated as of July 21, 2008, by Kerry Propper and MediaInv Ltd. in favor of the persons and entities listed on the Schedule of Investors attached thereto as Schedule III, incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.5
Escrow Agreement, dated June 19, 2008, between the Alyst Acquisition Corp., Chardan Capital Markets, LLC, Grushko & Mittman and the subscribers to China Networks Media’s Bridge Loan, incorporated by reference to Exhibit 10.6 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.6	Form of China Networks Media Bridge Loan Promissory Note, incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.7
Collateral Agent Agreement, dated July 21, 2008, by and between China Networks Media, Collateral Agents, LLC, the Investors listed on Schedule A thereto, Kerry Propper and Clive Ng, incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.8
Framework Agreement between Advertising Networks Limited and China Yellow River Television Station, dated January 26, 2008, incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.9
Supplementary Agreement between China Yellow River Television Station and Advertising Networks Limited, dated May 22, 2008, incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.10
Exclusive Services Agreement between Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd and Taiyuan Advertising Networks Advertising Co., Ltd, dated July 17, 2008, incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.11
Exclusive Cooperation Agreement between China Yellow River Television Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd., dated July 17, 2008, incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.12
Asset Transfer Agreement between China Yellow River Television Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd., dated July 17, 2008, incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.13
Equity Joint Venture Contract between China Yellow River Television Station and Advertising Networks Limited, dated May 23, 2008, incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.14
Framework Agreement between Advertising Networks Limited and Kunming Television Station, dated February 23, 2008, incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.15
Supplementary Agreement between Kunming Television Station and Advertising Networks Limited, dated May 23, 2008, incorporated by reference to Exhibit 10.16 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.16
Exclusive Services Agreement between Kunming Taishi Information Cartoon Co., Ltd. and Kunming Kaishi Advertising Co., Ltd., dated August 6, 2008, incorporated by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.17
Exclusive Cooperation Agreement between Kunming Television Station and Kunming Taishi Information Cartoon Co., Ltd., dated August 6, 2008, incorporated by reference to Exhibit 10.18 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.18
Asset Transfer Agreement between Kunming Television Station and Kunming Taishi Information Cartoon Co., Ltd., dated August 11, 2008, incorporated by reference to Exhibit 10.19 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.19
Equity Joint Venture Contract between Kunming Television Station and Advertising Networks Limited, dated May 14, 2008, incorporated by reference to Exhibit 10.20 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.20
Trustee Arrangement Letter, by and between China Networks Media Limited and Li Shuangqing, dated May 1, 2008, incorporated by reference to Exhibit 10.21 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.21
Trustee Arrangement Letter, by and between China Networks Media Limited and Guan Yong, dated May 1, 2008, incorporated by reference to Exhibit 10.22 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.22
Amended Loan Agreement by and between Advertising Networks Limited, Li Shuangqing and Guan Yong, dated October 7, 2008, incorporated by reference to Exhibit 10.23 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.23
Amended Share Pledge Agreement between Advertising Networks Technology Consulting (Beijing) Co., Ltd., Li Shuangqing and Guan Yong, dated October 7, 2008, incorporated by reference to Exhibit 10.24 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.24
Amended Share Purchase Option Agreement between Advertising Networks Limited, Li Shuangqing, Guan Yong and Beijing Guanwang Hetong Advertising & Media Co., Ltd., dated October 7, 2008, incorporated by reference to Exhibit 10.25 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.25
Form of 2008 Omnibus Securities and Incentive Plan, incorporated by reference to Annex H of the Company’s proxy statement/prospectus included in the Registration Statement on Form S-4 (SEC File No. 333-157026).

10.26
Form of Lock-up Agreement between Alyst, the Company and each of Kerry Propper, MediaInv. and Li Shuangqing, incorporated by reference to Exhibit C to the Company’s Report on Form 6-K, filed July 2, 2009 (SEC File No. 001-34395).

10.27
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Michael E. Weksel, incorporated by reference to Exhibit 10.1 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.28
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Robert H. Davies, incorporated by reference to Exhibit 10.2 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.29
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and William E. Weksel, incorporated by reference to Exhibit 10.3 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.30
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Robert A. Schriesheim, incorporated by reference to Exhibit 10.4 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.31	Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Paul Levy, incorporated by reference to Exhibit 10.5 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.32
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Matthew Botwin, incorporated by reference to Exhibit 10.6 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.33
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Ira Hollenberg IRA, incorporated by reference to Exhibit 10.7 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.34
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Leon Silverman Trust Fund, incorporated by reference to Exhibit 10.8 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.35
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Norbert W. Strauss, incorporated by reference to Exhibit 10.9 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.36
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and David Strauss, incorporated by reference to Exhibit 10.10 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.37
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Jonathan Strauss, incorporated by reference to Exhibit 10.11 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.38
Form of Stock Escrow Agreement between Alyst, Continental Stock Transfer & Trust Company and the initial stockholders of Alyst, incorporated by reference to Exhibit 10.13 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.39
Form of Warrant Escrow Agreement between Alyst, Continental Stock Transfer & Trust Company and the Warrant Purchasers, incorporated by reference to Exhibit 10.11 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.40
Form of Registration Rights Agreement among Alyst and the initial stockholders of Alyst, incorporated by reference to Exhibit 10.16 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.41
Form of Subscription Agreements among Alyst, Graubard Miller and each of Dr. William Weksel, Robert A. Schriesheim, Robert H. Davies, Michael E. Weksel, Paul Levy, Ira Hollenberg IRA, Leon Silverman Trust Fund, Norbert W. Strauss, David Strauss and Jonathan Strauss, incorporated by reference to Exhibit 10.17 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.42
Exclusive Services Agreement between Beijing Guangwang Hetong Advertising & Media co., Ltd and Advertising Networks Technology Consulting (WFOE) Co., Ltd., dated May 1, 2008, incorporated by reference to Exhibit 10.44 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

23.1	Consent of UHY LLP.

23.2	Consent of UHY Vocation HK CPA Limited.

23.3	Consent of Maples & Calder LLP (included in Exhibit 5.1).

23.4	Consent of McDermott Will & Emery LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page hereof).

Item 10.	Undertakings.

1. The undersigned registrant hereby undertakes:

a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

e.  That, for the purpose of determining liability under the Securities Act to any purchaser:

i. If the registrant is relying on Rule 430B:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

f. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4. The undersigned registrant hereby undertakes that:

a. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

b. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 31, 2009.

China Networks International Holdings ltd.

By:	/s/ Li Shuangqing
Li Shuangqing
Chief Executive Officer & Chairman
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Weksel or George Kaufman, or either of them, acting individually (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as either of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Position	Date

/s/ Li Shuangqing	Chief Executive Officer & Chairman	December 31, 2009
Li Shuangqing	(Principal Executive Officer)

/s/ Xin Yan Li	Chief Financial Officer	December 31, 2009
Xin Yan Li	(Principal Financial and Accounting Officer)

/s/ Kerry Propper	Director	December 31, 2009
Kerry Propper

/s/ J. P. Huang	Director	December 31, 2009
J. P. Huang

/s/ May Huang	Director	December 31, 2009
May Huang

/s/ Michael E. Weksel	Director	December 31, 2009
Michael E. Weksel

Name and Signature	Position	Date

/s/ Donald Quinby	Director	December 31, 2009
Donald Quinby

/s/ George Kaufman	Director	December 31, 2009
George Kaufman	(Authorized Representative in the United States)

EXHIBIT INDEX
Exhibit
No.	Description

3.1	Amended and Restated Memorandum and Articles of Association of CNIH, incorporated by reference to Exhibit D to the Company’s Report on Form 6-K, filed July 2, 2009 (SEC File No. 001-34395).

4.1	Specimen Ordinary Share Certificate, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

4.2	Form of Warrant, incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

4.3	Form of Warrant Agreement, incorporated by reference to Exhibit 4.1 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

5.1	Opinion of Maples & Calder LLP.

5.2	Opinion of McDermott Will & Emery LLP.

10.1
Form of Service Agreement between Advertising Networks Limited and Li Shuangqing, incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.2
Purchase Agreement, dated as of July 21, 2008, by and among China Networks Media and the investors listed on the Schedule of Investors attached thereto as Schedule I, incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.3
Registration Rights Agreement, dated July 21, 2008, by and among China Networks Media and the investors listed on Schedule A attached thereto, incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.4
Share Pledge Agreement, dated as of July 21, 2008, by Kerry Propper and MediaInv Ltd. in favor of the persons and entities listed on the Schedule of Investors attached thereto as Schedule III, incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.5
Escrow Agreement, dated June 19, 2008, between the Alyst Acquisition Corp., Chardan Capital Markets, LLC, Grushko & Mittman and the subscribers to China Networks Media’s Bridge Loan, incorporated by reference to Exhibit 10.6 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.6	Form of China Networks Media Bridge Loan Promissory Note, incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.7
Collateral Agent Agreement, dated July 21, 2008, by and between China Networks Media, Collateral Agents, LLC, the Investors listed on Schedule A thereto, Kerry Propper and Clive Ng, incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.8
Framework Agreement between Advertising Networks Limited and China Yellow River Television Station, dated January 26, 2008, incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.9
Supplementary Agreement between China Yellow River Television Station and Advertising Networks Limited, dated May 22, 2008, incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.10
Exclusive Services Agreement between Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd and Taiyuan Advertising Networks Advertising Co., Ltd, dated July 17, 2008, incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.11
Exclusive Cooperation Agreement between China Yellow River Television Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd., dated July 17, 2008, incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.12
Asset Transfer Agreement between China Yellow River Television Station and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd., dated July 17, 2008, incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.13
Equity Joint Venture Contract between China Yellow River Television Station and Advertising Networks Limited, dated May 23, 2008, incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.14
Framework Agreement between Advertising Networks Limited and Kunming Television Station, dated February 23, 2008, incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.15
Supplementary Agreement between Kunming Television Station and Advertising Networks Limited, dated May 23, 2008, incorporated by reference to Exhibit 10.16 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.16
Exclusive Services Agreement between Kunming Taishi Information Cartoon Co., Ltd. and Kunming Kaishi Advertising Co., Ltd., dated August 6, 2008, incorporated by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.17
Exclusive Cooperation Agreement between Kunming Television Station and Kunming Taishi Information Cartoon Co., Ltd., dated August 6, 2008, incorporated by reference to Exhibit 10.18 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.18
Asset Transfer Agreement between Kunming Television Station and Kunming Taishi Information Cartoon Co., Ltd., dated August 11, 2008, incorporated by reference to Exhibit 10.19 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.19
Equity Joint Venture Contract between Kunming Television Station and Advertising Networks Limited, dated May 14, 2008, incorporated by reference to Exhibit 10.20 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.20
Trustee Arrangement Letter, by and between China Networks Media Limited and Li Shuangqing, dated May 1, 2008, incorporated by reference to Exhibit 10.21 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.21
Trustee Arrangement Letter, by and between China Networks Media Limited and Guan Yong, dated May 1, 2008, incorporated by reference to Exhibit 10.22 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.22
Amended Loan Agreement by and between Advertising Networks Limited, Li Shuangqing and Guan Yong, dated October 7, 2008, incorporated by reference to Exhibit 10.23 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.23
Amended Share Pledge Agreement between Advertising Networks Technology Consulting (Beijing) Co., Ltd., Li Shuangqing and Guan Yong, dated October 7, 2008, incorporated by reference to Exhibit 10.24 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.24
Amended Share Purchase Option Agreement between Advertising Networks Limited, Li Shuangqing, Guan Yong and Beijing Guanwang Hetong Advertising & Media Co., Ltd., dated October 7, 2008, incorporated by reference to Exhibit 10.25 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

10.25
Form of 2008 Omnibus Securities and Incentive Plan, incorporated by reference to Annex H of the Company’s proxy statement/prospectus included in the Registration Statement on Form S-4 (SEC File No. 333-157026).

10.26
Form of Lock-up Agreement between Alyst, the Company and each of Kerry Propper, MediaInv. and Li Shuangqing, incorporated by reference to Exhibit C to the Company’s Report on Form 6-K, filed July 2, 2009 (SEC File No. 001-34395).

10.27
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Michael E. Weksel, incorporated by reference to Exhibit 10.1 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.28
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Robert H. Davies, incorporated by reference to Exhibit 10.2 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.29
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and William E. Weksel, incorporated by reference to Exhibit 10.3 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.30
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Robert A. Schriesheim, incorporated by reference to Exhibit 10.4 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.31	Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Paul Levy, incorporated by reference to Exhibit 10.5 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.32
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Matthew Botwin, incorporated by reference to Exhibit 10.6 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.33
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Ira Hollenberg IRA, incorporated by reference to Exhibit 10.7 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.34
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Leon Silverman Trust Fund, incorporated by reference to Exhibit 10.8 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.35
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Norbert W. Strauss, incorporated by reference to Exhibit 10.9 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.36
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and David Strauss, incorporated by reference to Exhibit 10.10 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.37
Letter Agreement among Alyst, Jesup & Lamont Securities Corporation and Jonathan Strauss, incorporated by reference to Exhibit 10.11 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.38
Form of Stock Escrow Agreement between Alyst, Continental Stock Transfer & Trust Company and the initial stockholders of Alyst, incorporated by reference to Exhibit 10.13 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.39
Form of Warrant Escrow Agreement between Alyst, Continental Stock Transfer & Trust Company and the Warrant Purchasers, incorporated by reference to Exhibit 10.11 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.40
Form of Registration Rights Agreement among Alyst and the initial stockholders of Alyst, incorporated by reference to Exhibit 10.16 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.41
Form of Subscription Agreements among Alyst, Graubard Miller and each of Dr. William Weksel, Robert A. Schriesheim, Robert H. Davies, Michael E. Weksel, Paul Levy, Ira Hollenberg IRA, Leon Silverman Trust Fund, Norbert W. Strauss, David Strauss and Jonathan Strauss, incorporated by reference to Exhibit 10.17 to Alyst’s Registration Statement on Form S-1 (SEC File No. 333-138699).

10.42
Exclusive Services Agreement between Beijing Guangwang Hetong Advertising & Media co., Ltd and Advertising Networks Technology Consulting (WFOE) Co., Ltd., dated May 1, 2008, incorporated by reference to Exhibit 10.44 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-157026).

23.1	Consent of UHY LLP.

23.2	Consent of UHY Vocation HK CPA Limited.

23.3	Consent of Maples & Calder LLP (included in Exhibit 5.1).

23.4	Consent of McDermott Will & Emery LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page hereof).